UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Five Below, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Five Below, Inc.

1818 Market Street

Suite 1900

Philadelphia, PA 19103

Dear Fellow Shareholder:

It is my pleasure to invite you to attend the Annual Meeting of Shareholders of Five Below, Inc. at 9:00 a.m. Eastern Daylight Time on Thursday, May 30, 2013, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. If you plan to attend the Annual Meeting and you are a registered shareholder, please bring a valid form of picture identification. If you are a beneficial owner of shares held in “street name” through a bank, broker, or other intermediary, please contact your bank, broker, or other intermediary to obtain evidence of ownership and a legal proxy, which you must bring with you to the Annual Meeting.

At this year’s Annual Meeting, you will be asked to elect as directors the two nominees named in the attached Proxy Statement, approve the Five Below, Inc. 2012 Employee Stock Purchase Plan, ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014, cast an advisory (non-binding) vote approving the Company’s named executive officer compensation and cast an advisory (non-binding) vote on the frequency of future advisory votes to approve executive compensation.

Your vote is important. Whether you plan to attend the Annual Meeting in person or not, we hope you will vote your shares as soon as possible. Please mark, sign, date, and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.

Sincerely,

/s/ David Schlessinger
David Schlessinger
Executive Chairman, Director

Notice of Annual Meeting of Shareholders

To Be Held on May 30, 2013

9:00 a.m. Eastern Daylight Time

To the Shareholders of Five Below, Inc.:

Notice is hereby given that the 2013 Annual Meeting of Shareholders (the “Annual Meeting”) of Five Below, Inc. (the “Company”) will be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103 on Thursday, May 30, 2013, at 9:00 a.m. Eastern Daylight Time. At the Annual Meeting, shareholders will be asked:

1) To elect two Class I directors to hold office until the 2016 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2) To approve the Five Below, Inc. 2012 Employee Stock Purchase Plan;

3) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending February 1, 2014;

4) To hold an advisory (non-binding) vote to approve the Company’s named executive officer compensation;

5) To hold an advisory (non-binding) vote on the frequency of future advisory votes to approve executive compensation; and

6) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 5, 2013 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 30, 2013:

This Notice is only an overview of the Proxy Statement and proxy card or voting information form included in this mailing and available at www.proxydocs.com/FIVE. These documents are first being mailed to shareholders on or about April 18, 2013. Our 2012 Annual Report, including our Form 10-K for fiscal year 2012, is not part of the proxy solicitation material.

By order of the board of directors,

/s/ Kenneth R. Bull
Kenneth R. Bull Secretary

Philadelphia, Pennsylvania

April 18, 2013

PROXY STATEMENT

FOR 2013 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 30, 2013

This Proxy Statement is being furnished together with our Annual Report on Form 10-K for the fiscal year ended February 2, 2013 in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Five Below, Inc. on May 30, 2013 (the “Annual Meeting”), and any postponements or adjournments of the meeting. The Annual Meeting will be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103 at 9:00 a.m. Eastern Daylight Time. On or about April 18, 2013, we mailed to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held on Thursday, May 30, 2013, at 9:00 a.m. Eastern Daylight Time, at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103.

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the Securities and Exchange Commission (the “SEC”), the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2012 Annual Report primarily over the internet. On or about April 18, 2013, we mailed to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the internet and how to submit a proxy electronically using the internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing printed copies.

What is the purpose of this meeting and these materials?

We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.

At the Annual Meeting, you will be asked to vote on the following matters:

•	a proposal to elect two (2) Class I directors to hold office until the 2016 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified (Proposal No. 1);

•	a proposal to approve the Five Below, Inc. 2012 Employee Stock Purchase Plan, or the ESPP (Proposal No. 2);

•	a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending February 1, 2014 (Proposal No. 3);

•	an advisory (non-binding) vote to approve our named executive officer compensation (Proposal No. 4);

•	an advisory (non-binding) vote on the frequency of future advisory votes to approve executive compensation (Proposal No. 5); and

•	any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

What are the voting recommendations of the board of directors on these matters?

The board of directors recommends that you vote your shares as follows:

•	FOR each of the board’s two (2) nominees as Class I directors for the board of directors (Proposal No. 1);

•	FOR the approval of the ESPP (Proposal No. 2);

•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the current fiscal year ending February 1, 2014 (Proposal No. 3);

•	FOR the approval, on an advisory basis, of our named executive officer compensation (Proposal No. 4); and

•	FOR a frequency of EVERY 3 YEARS for future advisory votes to approve executive compensation (Proposal No. 5).

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is April 5, 2013. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 53,983,012 shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other intermediary, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker or intermediary on how to vote and are also invited to attend the Annual Meeting. Your bank, broker or intermediary has sent you a voting instruction card for you to use in directing the bank, broker or intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a proxy, executed in your favor, from the holder of record of such shares.

What options are available to me to vote my shares?

Whether you hold shares directly as the shareholder of record or through a bank, broker or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the Internet.

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If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the internet by following the instructions provided in the Notice of Internet Availability;

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If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the internet by following the instructions included in the email; or

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If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

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If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

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Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote in person at the meeting. All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you properly return your proxy card but do not mark selections, your shares will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a bank, broker or other intermediary and do not give voting instructions to the bank, broker or intermediary, the bank, broker or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker or other intermediary instructions on how to vote your shares with respect to the election of directors, the approval of the Five Below, Inc. 2012 Employee Stock Purchase Plan, the advisory vote on named executive officer compensation and the frequency of the advisory vote on executive compensation, no votes will be cast on your behalf.

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a plurality of the votes cast or proposals that require a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares (of which there are presently none for this Annual Meeting), a broker non-vote has the same effect as a vote against the proposal.

How is a quorum determined?

The representation, in person or by proxy, of holders entitled to cast at least a majority of the votes entitled to be cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Abstentions, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed
Proposal No. 1—	Election of Directors	Plurality of Votes Cast	No

Proposal No. 2—	Approval of Five Below, Inc. 2012 Employee Stock Purchase Plan	Majority of Votes Cast	No

Proposal No. 3—	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Proposal No. 4—	Advisory Vote Related to Named Executive Officer Compensation	Majority of Votes Cast	No

Proposal No. 5—	Advisory Vote on Frequency of Advisory Votes on Executive Compensation	Majority of Votes Cast	No

With respect to Proposal No. 1, you may vote FOR one or both of the nominees or WITHHOLD your vote as to one or both of the nominees. The two nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Proxies may not be voted for more than two directors and shareholders may not cumulate votes in the election of directors.

With respect to Proposals Nos. 2, 3 and 4 you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these Proposals, the abstention will have the same effect as an AGAINST vote.

With respect to Proposal No. 5, you may vote FOR EVERY YEAR, FOR EVERY 2 YEARS, FOR EVERY 3 YEARS, or ABSTAIN. If you abstain from voting on any of these matters, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Can I change my vote or revoke my proxy?

Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	Submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

•	Timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

•	Attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker or intermediary, giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1 through 5 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies in the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our board of directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

What do I need to do if I intend to attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders as of the record date or their duly-appointed proxies. Please note that if you attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport. If you are a shareholder holding stock in brokerage accounts or by a bank or other intermediary, you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

BOARD OF DIRECTORS

Our board of directors is composed of eight members and is divided into three classes with staggered three-year terms. Unless otherwise specified in the proxy, the shares voted pursuant thereto will be cast for each of Messrs. Devine and Sargent. If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for a substitute nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

The following biographical information is furnished as to each nominee for election as a director and each of the current directors.

Nominees for Election to the Board of Directors for a Three-Year Term Expiring at the 2016 Annual Meeting

Michael F. Devine, III. Mr. Devine, 54, has served as a director since March 2013. Mr. Devine is the former Chief Financial Officer and Executive Vice President of Coach, Inc., a leading marketer of modern classic American accessories. Mr. Devine served as Chief Financial Officer since December 2001 and Executive Vice President and Chief Financial Officer since August 2007, both until his retirement in August 2011. Prior to joining Coach, Mr. Devine served from 2000 to 2001, as Senior Vice President and Chief Financial Officer of Mothers Work, Inc., the world’s largest designer, manufacturer and retailer of maternity apparel. Mr. Devine currently serves as a director and member of the audit committees of Deckers Outdoor Corporation and Express, Inc. Mr. Devine previously served as a director and member of the audit committee of Nutrisystem, Inc. Mr. Devine’s extensive experience in the retail industry, as both an executive officer and director, led to the conclusion that he should serve as a director of Five Below, Inc.

Ronald L. Sargent. Mr. Sargent, 57, has served as a director since 2004. Mr. Sargent has served as the Chief Executive Officer of Staples, Inc., an office supply company, since 2002 and as Chairman of its board of directors since 2005. Prior to becoming Chairman and Chief Executive Officer, Mr. Sargent held a variety of executive positions at Staples, Inc. since joining the company in 1989. Mr. Sargent currently serves as a director of The Kroger Co. and previously served as a director of The Home Depot, Inc. and Mattel, Inc. Mr. Sargent’s experience as an executive officer and director of Staples, Inc. as well as his extensive experience in the retail industry led to the conclusion that he should serve as a director of Five Below, Inc.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2014 Annual Meeting

Steven J. Collins. Mr. Collins, 44, has served as a director since 2010. Mr. Collins, a Managing Director of Advent International, which he joined in 1995, currently serves as a director of Kirkland’s, Inc. and several privately held businesses, including Party City Holdings, Inc., Bojangles’ Restaurants, Inc. and Charlotte Russe Holding, Inc., and previously served as a director of lululemon athletica inc. Mr. Collins’ experience serving as a director of public and private companies and his affiliation with Advent International, whose Series A 8% convertible preferred stock holdings entitled it to elect up to five directors (prior to the closing of our initial public offering, or IPO, as described under “—Board Composition”), led to the conclusion that he should serve as a director of Five Below, Inc.

Andrew W. Crawford. Mr. Crawford, 34, has served as a director since 2010. Mr. Crawford is a Principal with Advent International, which he joined in 2003 as an associate and rejoined as a Principal in 2008, following business school. Mr. Crawford currently serves as a director of privately held businesses, Bojangles’ Restaurants, Inc. and Charlotte Russe Holding, Inc. Mr. Crawford’s experience in private equity fund management, his financial expertise and his affiliation with Advent International, led to the conclusion that he should serve as a director of Five Below, Inc.

Thomas M. Ryan. Mr. Ryan, 60, has served as a director since 2011. In 2011, Mr. Ryan became an operating partner of Advent International as a part of its Operating Partner Program. Prior to joining our board of directors, Mr. Ryan served as the Chairman of the board of directors, President and Chief Executive Officer of CVS Caremark Corporation, a retail pharmacy and healthcare corporation, until he retired in 2011. Mr. Ryan became the Chief Executive Officer of CVS Corporation in 1998 and he also served as the Chairman of the board of directors of CVS Corporation from 1999 to 2007. In 2007, Mr. Ryan again became the chairman of CVS Caremark Corporation’s board of directors. Mr. Ryan currently serves as a director of Yum! Brands, Inc. and Vantiv, Inc. and previously served as a director of Bank of America Corporation. Mr. Ryan’s experience in the retail industry, as both an executive officer and director of a large retail company, led to the conclusion that he should serve as a director of Five Below, Inc.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2015 Annual Meeting

David M. Mussafer. Mr. Mussafer, 49, has served as a director since 2010. Mr. Mussafer, a Managing Partner of Advent International, which he joined in 1990, currently serves as a director of Vantiv, Inc. and Charlotte Russe Holding Inc. and previously served as a director of lululemon athletica inc., Dufry AG, Kirkland’s Inc., Party City Holdings Inc. and a number of privately held businesses. Mr. Mussafer’s experience serving as a director of public and private businesses and his affiliation with Advent International, led to the conclusion that he should serve as a director of Five Below, Inc.

David Schlessinger. Mr. Schlessinger, 58, is the co-founder of Five Below, Inc. and has served as our Executive Chairman since February 2005. Mr. Schlessinger previously served as our President from 2002 to 2005. Mr. Schlessinger has been a director of Five Below, Inc. since our incorporation in 2002. Previously, Mr. Schlessinger founded Zany Brainy, Inc., a retail children’s educational products company, in 1991 and served as Zany Brainy’s Chief Executive Officer until 1996 and as its Chairman until 1998. He also founded Encore Books, a retail bookstore chain, in 1973 and served as its Chairman and Chief Executive Officer until 1986. Mr. Schlessinger previously served as a director of Destination Maternity Corporation. Mr. Schlessinger’s extensive experience in the management, operations and finance of a retail business as well as his knowledge of our company as a founder has led to the conclusion that he should serve as a director of Five Below, Inc.

Thomas G. Vellios. Mr. Vellios, 58, is the co-founder of Five Below, Inc. and has served as our President and Chief Executive Officer since 2005. Mr. Vellios has been a director of Five Below, Inc. since our incorporation in 2002. Previously, Mr. Vellios served as President, Chief Executive Officer and a director of Zany Brainy, Inc. Prior to joining Zany Brainy, Mr. Vellios served as Senior Vice President, General Merchandise Manager at Caldor, a regional discount chain and a division of the May Company. Mr. Vellios currently serves as a director of Hot Topic, Inc. Mr. Vellios’ extensive experience in the retail industry, his experience with the management, operations and finance of a retail business, and his knowledge of our company as a founder has led to the conclusion that he should serve as a director of Five Below, Inc.

In addition to the information presented above regarding each director’s specific experiences, qualifications, attributes and skills, we believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our board. Finally, we value our directors’ experience on other company boards and board committees.

There are no family relationships among any of our directors or executive officers.

Board Composition

Our business and affairs are managed under the direction of our board of directors, which currently consists of eight members. Our amended and restated articles of incorporation and amended and restated bylaws provide that our board of directors will consist of a number of directors, not less than three nor more than eleven, to be fixed exclusively by resolution of the board of directors.

Our amended and restated articles of incorporation provides for a staggered, or classified, board of directors consisting of three classes of directors, each serving staggered three-year terms, as follows:

•	the Class I directors are Messrs. Devine and Sargent, and their terms will expire at the Annual Meeting;

•	the Class II directors are Messrs. Collins, Crawford and Ryan, and their terms will expire at the annual general meeting of shareholders to be held in 2014; and

•	the Class III directors are Messrs. Mussafer, Schlessinger and Vellios, and their terms will expire at the annual general meeting of shareholders to be held in 2015.

Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of shareholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, retirement, disqualification or removal. Any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The classification of our board of directors will make it more difficult for a third party to acquire control of us.

Our directors were originally selected pursuant to the terms of a shareholders agreement described more fully below. The terms of the shareholders agreement related to the election of directors terminated upon the closing of our IPO in July 2012.

Director Independence

Our board of directors observes all applicable criteria for independence established by The NASDAQ Stock Market LLC and other governing laws and applicable regulations. No director will be deemed to be independent unless our board of directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Collins, Crawford, Devine, Mussafer, Ryan and Sargent are independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC. Of these independent directors, our board has determined that: (i) Messrs. Devine, Ryan and Sargent, who comprise our audit committee; (ii) Messrs. Collins, Crawford and Ryan, who comprise our compensation committee; and (iii) Messrs. Crawford, Mussafer and Sargent, who comprise our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. Our board of directors also determined that Howard Ross, a former member of our board of directors and a former member of the audit committee, was independent as defined under the corporate governance rules of The NASDAQ Stock Market LLC and satisfied the independence standards for the audit committee established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Board Leadership Structure and Board’s Role in Risk Oversight

Our board of directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the board of directors. It is the board of directors’ view that rather than having a rigid policy, the board of directors, with the advice and assistance of the nominating and corporate governance committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of Chief Executive Officer and Chairman of the board of directors with Mr. Vellios serving as our Chief Executive Officer and Mr. Schlessinger serving as Executive Chairman of the board. We believe this is appropriate as it provides Mr. Vellios with the ability to focus on our day-to-day operations while allowing Mr. Schlessinger to lead our board of directors in its fundamental role of providing advice to, and oversight of management. In addition, as Executive Chairman, Mr. Schlessinger remains involved in key matters affecting our business and in implementing our growth strategy.

Our board of directors plays an active role in overseeing management of our risks. Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee oversees management of financial risks. Our nominating and corporate governance committee is responsible for managing risks associated with the independence of the board of directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full board of directors plans to keep itself regularly informed regarding such risks through committee reports and otherwise.

Committees of the Board of Directors

The standing committees of our board of directors include: the audit committee, the compensation committee and the nominating and corporate governance committee. The composition and responsibilities of each standing committee is described below. Members will serve on these committees until their resignation or until otherwise determined by our board of directors. Current copies of the charters for each of these committees are available on our website, www.fivebelow.com, under the “Investor Relations” section.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. The audit committee has the following responsibilities, among others things, as set forth in the audit committee charter:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	overseeing management of financial risks;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

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discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•	approving related party transactions; and

•	reviewing whistleblower complaints relating to accounting, internal accounting controls or auditing matters and overseeing the investigations conducted in connection with such complaints.

Our audit committee consists of Messrs. Devine, Ryan and Sargent. Mr. Devine serves as the chairperson of the audit committee. Mr. Devine was elected as a member of the audit committee and to serve as chairperson of the audit committee in March 2013 following Mr. Ross’s resignation from both positions. Mr. Ross was a member of the audit committee and served as the chairperson of the audit committee in the fiscal year ended February 2, 2013, or fiscal 2012. All of the members of the audit committee are independent for purposes of serving on the audit committee and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. Our board has determined that Mr. Devine is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication defined under the applicable rules of The NASDAQ Stock Market LLC.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee has the following responsibilities, among other things, as set forth in the compensation committee’s charter:

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reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements and any other benefits, compensation or arrangements;

•	reviewing and recommending the terms of employment agreements with our executive officers;

•	reviewing succession planning for our executive officers;

•	reviewing and recommending compensation goals, bonus and stock-based compensation criteria for our employees;

•	reviewing and recommending the appropriate structure and amount of compensation for our directors;

•	overseeing the management of risks relating to our executive compensation plans and arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” required by SEC rules;

•	preparing the compensation committee report required by the SEC to be included in our annual proxy statement; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee consists of Messrs. Collins, Crawford and Ryan. Mr. Ryan serves as the chairperson of the compensation committee. Mr. Ryan was elected chairperson of the compensation committee in March 2013. Prior to his election, Mr. Collins served as the chairperson of the compensation committee. All of the members of the compensation committee are determined to be independent under applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC. The compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the compensation committee may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our board. Among other matters, the nominating and corporate governance committee is responsible for the following as set forth in the nominating and corporate governance committee charter:

•	assisting our board of directors in identifying prospective director nominees and recommending nominees for each annual meeting of shareholders to our board of directors;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our board of directors;

•	managing risks associated with the independence of the board of directors;

•	evaluating and making recommendations as to the size and composition of the board of directors;

•	overseeing the evaluation of our board of directors and management; and

•	recommending members for each board committee of our board of directors.

Our nominating and corporate governance committee consists of Messrs. Crawford, Mussafer and Sargent. Mr. Sargent serves as the chairperson of the nominating and corporate governance committee. Mr. Sargent was elected chairperson of the nominating and corporate governance committee in March 2013. Prior to his election,

Mr. Mussafer served as the chairperson of the compensation committee. All of the members of the nominating and corporate governance committee are determined to be independent under applicable rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Meetings and Attendance

During fiscal 2012, there were 7 meetings of the board of directors, 5 meetings of the audit committee, zero meetings of the compensation committee and zero meetings of the nominating and corporate governance committee. Each of our directors attended at least 75% of the aggregate meetings of the board of directors and the committees of the board of directors on which he served during fiscal 2012. In addition, the independent directors meet in executive session at least twice per year without the presence of management. The chairman of the nominating and corporate governance committee chairs these executive sessions of independent directors.

Our board of directors expects its members to attend the annual meetings of shareholders. All of our directors attended the Annual Meeting of Shareholders held on May 23, 2012. The Company expects that all of its directors will attend this year’s Annual Meeting.

Director Compensation

In fiscal 2012, prior to the closing of the IPO, our directors did not receive compensation for their service as directors. Following the closing of the IPO in July 2012, each of our non-employee directors who was not affiliated with either Advent or LLR Equity Partners was paid:

•	an annual cash retainer of $40,000;

•	an additional retainer of $15,000 for the audit committee chair and the compensation committee chair and $10,000 for the nominating and corporate governance committee chair; and

•	an annual equity grant of $60,000 of restricted stock or restricted stock units.

Effective February 3, 2013, each of our non-employee directors who is not affiliated with Advent is paid:

•	an annual cash retainer of $50,000;

•	an additional retainer of $25,000 for the audit committee chair and the compensation committee chair and $15,000 for the nominating and corporate governance committee chair; and

•	an annual equity grant of $75,000 of restricted stock or restricted stock units.

Each director has the option to receive some or all of his cash retainer in the form of equity grants. Directors do not receive a fee for attending meetings, but they are entitled to reimbursement of travel expenses relating to their service.

The following table sets forth information on compensation of all our non-employee directors for fiscal 2012:

Name	Fees Earned or Paid in Cash(1) ($)	Restricted Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Steven J. Collins	—	—	—	—
Andrew W. Crawford	—	—	—	—
David M. Mussafer	—	—	—	—
Howard D. Ross	—	—	—	—
Thomas M. Ryan	20,000	59,993	—	79,993
Ronald L. Sargent	20,000	59,993	—	79,993

(1)	Cash fees include annual director’s retainer and, where applicable, committee chair fees.

(2)	The amounts reported in this column reflect the fair value on the grant date of the restricted stock awards granted in fiscal 2012 computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of restricted stock awards contained in Note 1 and Note 5 to the financial statements included as a part of the 2012 Form 10-K, filed with the SEC. Messrs. Ryan and Sargent were each granted 3,529 shares at $17.00 on July 18, 2012, which was a prorated portion of the $75,000 annual grant based on each director’s service to the Company, while the Company was public in the last fiscal year. The aggregate number of shares of restricted stock outstanding at fiscal year-end for each non-employee director is as follows: 3,529 shares for each of Messrs. Ryan and Sargent.

Compensation Committee Interlocks and Insider Participation

During the past fiscal year, Messrs. Collins, Crawford, Mussafer, Ross, Ryan and Sargent served as members of the compensation committee. Messrs. Mussafer, Ross and Sargent served as members of the committee until the closing of our IPO in July 2012, at which point each of Messrs. Crawford and Ryan joined Mr. Collins as a member of such committee. Each of Messrs. Collins, Crawford, Mussafer, Ross, Ryan and Sargent has relationships with us that require disclosure under Item 404 of Regulation S-K under the Exchange Act. See “Certain Relationships and Related Party Transactions” for more information.

None of these individuals was at any time an officer or an employee of Five Below, Inc. In addition, none of our executive officers currently serves, or in fiscal 2012 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Communications with the Board of Directors

Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to our Corporate Secretary, c/o Five Below, Inc., 1818 Market Street, Suite 1900, Philadelphia, Pennsylvania 19103. This centralized process assists our board of directors in reviewing and responding to shareholder communications in an appropriate manner. Any communication should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of our securities that the person holds;

•	any special interest of the shareholder in the subject matter of the communication (i.e.—not in such person’s capacity as one of our shareholders); and

•	the name, address, telephone number and e-mail address, if any, of the person submitting the communication.

All communications that comply with the above procedural requirements will be relayed to the appropriate member of the board of directors. We will not forward any communications:

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regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our security holders or other constituencies generally;

•	that advocate our engaging in illegal activities;

•	that, under community standards, contain offensive, scurrilous or abusive content; or

•	that have no rational relevance to our business or operations.

Director Nomination Process

Minimum Qualifications of Directors

The nominating and corporate governance committee of the board of directors is responsible for facilitating director assessments, identifying skills and expertise that candidates should possess, and screening, selecting and recommending candidates for approval of the board of directors. The nominating and corporate governance committee may solicit recommendations for nominees from other members of the board and management. Our nominating and corporate governance committee may also retain professional search firms to identify candidates. The nominating and corporate governance committee seeks to identify, as candidates for director, persons with a reputation for and record of integrity and good business judgment. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the Company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service. The nominating and corporate governance committee shall also consider the racial, ethnic and gender diversity of the Board.

At a minimum, each director will be expected to:

•	understand the Company’s business and the industry in general;

•	have experience in positions with a high degree of responsibility and be leaders in the organizations in which they are affiliated;

•	be free from conflicts of interest that could interfere with a director’s duties to the Company;

•	regularly attend meetings of the board and of any committees on which the director serves;

•	review in a timely fashion and understand materials circulated to the board regarding the Company or the industry;

•	participate in meetings and decision-making processes in an objective and constructive manner; and

•	be reasonably available, upon request, to advise the Company’s officers and management.

In addition, the committee may consider the following criteria, among others the committee shall deem appropriate, in recommending candidates for election to the board of directors:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the Company’s industry;

•	experience as a board member of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;

•	practical and mature business judgment;

•	global experience; and

•	level of financial literacy.

Due consideration will be given to the board’s overall balance of diversity of perspectives, backgrounds and experiences.

If the committee decides, on the basis of its preliminary review of a candidate, to proceed with further consideration of a candidate, the committee will assemble information concerning the background and qualifications of the candidate. The committee may solicit the views of the Company’s senior management and other members of the board of directors regarding the qualifications and suitability of candidates. A member or members of the committee will then interview the candidate. The committee may also elect to contact other sources as it deems appropriate to solicit additional information on the candidate. Based on all available information and relevant considerations, the committee will select a candidate who, in the view of the committee, is most suited for membership on the board.

Shareholder Nominations of Directors and Other Business

Our bylaws provide procedures by which a shareholder may nominate individuals for election to our board of directors at any meeting of shareholders or bring business before an annual meeting of shareholders. A shareholder desiring to nominate a director for election to our board of directors, or to bring any other proper business before an annual meeting of shareholders, should deliver a written notice to our Corporate Secretary at our principal executive offices at 1818 Market Street, Suite 1900, Philadelphia, Pennsylvania 19103, no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the day on which public announcement of the date of the meeting is first made by the Company. In the event that a special meeting of shareholders is called at which directors are to be elected pursuant to the notice of that meeting, a shareholder desiring to nominate a director for election to our board of directors at that meeting should deliver a notice to our Corporate Secretary at our principal executive offices at 1818 Market Street, Suite 1900, Philadelphia, Pennsylvania 19103, not later than the later of the 60th day prior to that meeting or the 15th day after the public announcement of the date of the meeting and of the nominees proposed by the board to be elected at such meeting nor earlier than the 90th day prior to that special meeting.

A shareholder’s notice shall set forth:

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as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act of 1934, as amended (the “Exchange Act”), (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of the Company if so elected;

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as to any other business that the shareholder proposes to bring before an annual meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting and (iii) any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

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as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner; (ii) the class and number of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

Candidates proposed by shareholders in accordance with the procedures set forth in the Company’s bylaws will be considered by the committee under criteria similar to the evaluation of other candidates set forth above in “Minimum Qualifications of Directors”, except that the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The committee may also consider the extent to which the recommending shareholder intends to continue holding its interest in the Company.

Code of Business Conduct and Ethics

Our code of business conduct and ethics applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.fivebelow.com. Disclosure regarding any amendments to the code, or any waivers of its requirements, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of The NASDAQ Stock Market LLC.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that serve as a flexible framework within which our board of directors and its committees operate. These guidelines cover a number of areas including the size and composition of the board, board membership criteria and director qualifications, director responsibilities, board agenda, roles of the Chairman of the board and Chief Executive Officer, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at www.fivebelow.com.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors assists the board of directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the audit committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.

In the performance of its oversight function, the audit committee reviewed and discussed our audited financial statements for the fiscal year ended February 2, 2013 with management and with our independent registered public accounting firm. In addition, the audit committee discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, which includes, among other items, matters related to the conduct of the audit of our financial statements. The audit committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the audit committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended February 2, 2013 filed with the SEC.

Audit Committee

Michael F. Devine, III, Chairman

Thomas M. Ryan

Ronald L. Sargent

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Thomas M. Ryan, Chairman

Steven J. Collins

Andrew W. Crawford

The foregoing report of the compensation committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers, except for Messrs. Schlessinger and Vellios, whose biographies are included under the heading “Board of Directors.”

Kenneth R. Bull. Mr. Bull, 50, joined Five Below, Inc. as Senior Vice President, Finance in 2005 and was later appointed as our Secretary and Treasurer. In 2012, he was promoted to Chief Financial Officer. Previously, Mr. Bull was the Finance Director and Treasurer for Urban Outfitters, Inc., a specialty lifestyle merchandising retailer, from 1999 to 2003, and the Vice President, Finance and Controller for Asian American Partners d/b/a Eagle’s Eye, a wholesaler and retailer of women’s and children’s better apparel from 1991 to 1999.

David Johnston. Mr. Johnston, 48, joined Five Below, Inc. as the Chief Operating Officer in June 2012. Previously, Mr. Johnston served as a senior executive at Wawa, Inc., a multi-state retailer of food products and gasoline, holding the titles of Senior Vice President and Chief Financial Officer, from 2005 to 2006, and Executive Vice President and Chief Operating Officer, from 2007 to 2012.

Our executive officers are appointed by our board of directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This compensation discussion and analysis provides an overview of our executive compensation program together with a description of the material factors underlying the decisions that resulted in the compensation provided with respect to fiscal 2012 to our principal executive officer, our principal financial officer and our two other most highly compensated executive officers in 2012. These individuals are referred to collectively as the Named Executive Officers.

We operate on a fiscal calendar widely used by the retail industry that results in a given fiscal year consisting of a 52- or 53-week period ending on the Saturday closest to January 31 of the following year. References to “fiscal year 2012” or “fiscal 2012” refer to the fiscal year ended February 2, 2013. References to “fiscal year 2011” or “fiscal 2011” refer to the fiscal year ended January 28, 2012. The following table identifies the Named Executive Officers, as well as the positions held by such individuals:

Name	Position on February 2, 2013
David Schlessinger	Executive Chairman and Founder
Thomas G. Vellios	President, Chief Executive Officer and Founder
Kenneth R. Bull	Chief Financial Officer, Secretary and Treasurer
David Johnston	Chief Operating Officer

Overview

Our compensation philosophy for our Named Executive Officers has been driven by the need to recruit, develop, motivate and retain top talent both in the short term and long term, to create long-term value for the shareholders and to align each Named Executive Officer’s interests with those of our shareholders.

Other factors affecting compensation are:

•	Our annual performance;

•	Impact of the employee’s performance on our results;

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Our objective to incentivize and maximize the attainment of annual performance goals by providing market competitive levels of compensation for target performance and above-market levels of compensation for “stretch” performance through a rigorous goal setting process; and

•	Internal equity and external market competitiveness.

Elements of Our Executive Compensation and Benefits Programs

Consistent with the philosophy that compensation to the Named Executive Officers should be aligned closely with our short- and long-term financial performance, a portion of executive compensation is “at risk” and is tied to the completion of certain continued service thresholds with us and/or the attainment of certain financial goals. However, we believe that it is prudent to provide competitive base salaries and other benefits to attract and retain the appropriate management talent in order to achieve our strategic objectives. Accordingly, we provide compensation to our Named Executive Officers through a combination of the following:

•	Base salary;

•	Annual cash incentives;

•	Long-term equity incentives; and

•	Retirement (401(k) Plan), Employee Stock Purchase Plan, health and welfare benefits, and limited perquisites.

Purpose and Philosophy

We follow several principles in the development and administration of the above four main elements of our executive compensation program. In establishing executive compensation, we believe that:

•	Our executive compensation programs are aligned with and support the strategic direction of our business;

•	We design compensation levels to reflect the level of accountability and future potential of each executive and the achievement of outstanding individual results;

•	Our compensation programs are designed to link pay with overall company performance and reward executives for behaviors which drive shareholder value creation;

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As an executive’s level of responsibility increases, the proportion of compensation “at risk” may increase; however, executive compensation programs should not encourage excessive or unnecessary risks; and

•	The design and administration of our compensation programs will reflect best practices to be financially efficient, affordable and legally compliant.

Role of the Compensation Committee

As described in more detail under “Board of Directors—Committees of the Board of Directors—Compensation Committee,” the compensation committee operates under a written charter, which sets forth the roles and responsibilities of the compensation committee regarding executive compensation.

Messrs. Collins, Crawford and Ryan are members of the compensation committee, all of whom are independent under the rules and regulations of the SEC and The NASDAQ Stock Market LLC.

Role of Executives in Establishing Compensation

Our board of directors has delegated administration of our executive compensation program to the compensation committee. Our Chief Executive Officer and our Executive Chairman provide recommendations regarding the design of our compensation programs to the compensation committee for all Named Executive Officers, excluding themselves. Upon the compensation committee’s approval, the execution of the elements of the executive compensation programs is the responsibility of the Chief Financial Officer and/or his delegees.

In fiscal 2012, both our Chief Executive Officer and our Executive Chairman attended each of our compensation committee meetings, but were not present during executive sessions when matters related to them were discussed.

Role of Shareholder Say-on-Pay Votes

The annual meeting of our shareholders to be held in 2013 is our first annual meeting of shareholders as a publicly-traded company since the completion of the IPO. At this Annual Meeting, our shareholders will be provided with an opportunity to cast an advisory (non-binding) vote on our executive compensation program through a Say-on-Pay proposal (see Proposal 4). In addition, our shareholders will also be provided with an opportunity to cast an advisory (non-binding) vote on the frequency of such Say-on-Pay votes (see Proposal 5). Our board of directors recommends a Say-on-Pay vote frequency of three years. Our board of directors and our compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

Compensation Consultant, Peer Group Comparison & Benchmarking

From time to time, the compensation committee has worked internally to informally ascertain best practices in the design of our executive compensation programs but has not utilized any benchmarking in designing or setting executive compensation during the time that we were privately held or at any time during fiscal 2012. The compensation committee has generally been focused on incentivizing and rewarding internal results and has not generally engaged in any peer group or market review in the design of our executive compensation programs. Compensation consultants did not play any role in determining or recommending the amount or form of executive and director compensation in fiscal 2012.

Relative Size of Major Compensation Elements

The combination of base salary, annual cash incentives and long-term equity incentives comprises the main elements of the compensation of our Named Executive Officers. In setting executive compensation, the compensation committee considers the aggregate compensation payable to a Named Executive Officer and the form of that compensation. The compensation committee seeks to achieve the appropriate balance between immediate cash rewards and long-term financial incentives for the achievement of both annual and long-term financial and non-financial objectives.

The compensation committee may decide, as appropriate, to modify the mix of base salary, annual cash incentives, long-term equity incentives and retirement/perquisites to best fit a Named Executive Officer’s specific circumstances. For example, the compensation committee may make the decision to award more cash and not award an equity grant. This provides more flexibility to the compensation committee to reward executive officers appropriately as they near retirement, when they may only be able to partially fulfill the vesting required for equity options. The compensation committee may also increase the amount of equity option grants to an executive officer if the total number of career equity option grants does not adequately reflect the executive’s current position with us or if an above-market compensation package is necessary to attract and retain critical talent. The compensation committee will generally determine to set or adjust the types of compensatory incentive either upon hire of a Named Executive Officer or prior to the commencement of a fiscal year, as appropriate. However, the compensation committee reserves the right to adjust compensatory items during the course of a fiscal year to respond to changes in our performance or as may be needed to retain key personnel. Additionally, the compensation committee may decide to make equity grants, as appropriate, throughout the fiscal year, which may increase the executive’s allocation of compensation toward long-term equity incentives in any given fiscal year.

Base Salary

We provide Named Executive Officers with base salaries to compensate them for services rendered during the year. The compensation committee believes that competitive salaries must be paid in order to attract and retain high-quality executives. The compensation committee annually reviews base salary for executive officers and makes adjustments only when necessary based on the executive’s and our performance.

On September 28, 2011, Messrs. Schlessinger’s and Vellios’s employment letter agreements were each amended to reflect base salary increases and to provide that annual review of the base salaries of each of Messrs. Schlessinger and Vellios would not be required to occur again until fiscal 2014 (although the compensation committee reserved the right to modify such salaries if the performance of either executive so warranted). Accordingly, such amendments increased Mr. Schlessinger’s annual base salary from $400,000 to $600,000 and Mr. Vellios’ annual base salary from $600,000 to $700,000. Based on these increases, it was the intention of the compensation committee that the base salaries of each of Messrs. Schlessinger and Vellios would remain at such levels until at least 2014. Therefore, the base salaries of each of Messrs. Schlessinger and Vellios were unchanged in fiscal 2012.

Effective April 1, 2012, the compensation committee increased Mr. Bull’s annual base salary from $275,000 to $325,000 in connection with his promotion to the position of Chief Financial Officer. Although no formal benchmarking was undertaken, the compensation committee believes that a base salary of this amount is typical for the principal financial officer of a publicly traded company and was necessary to provide to Mr. Bull to induce him to accept the promotion and to retain his services during a crucial period in the Company’s development. Accordingly, the compensation committee determined that a base salary of $325,000 was appropriate base compensation for a chief financial officer of a company of our size and type.

Effective June 4, 2012, Mr. Johnston joined us as our Chief Operating Officer and entered into an employment agreement with an annual base salary of $400,000. The compensation committee determined that a base salary of this amount was necessary to induce Mr. Johnston to leave his prior employer and to accept the Company’s offer. The compensation committee determined that given Mr. Johnston’s previous position and compensation at his prior employer, that a base salary of $400,000 was necessary to induce Mr. Johnston to accept the Company’s offer of employment. Additionally, although no formal benchmarking was undertaken, the compensation committee believes that base compensation of $400,000 is appropriate for a chief operating officer of a company of our size and type.

Annual Incentive Compensation

We provide cash incentive awards to Named Executive Officers for achieving and exceeding our annual financial goals, which are generally based on the attainment of certain pre-established performance criteria under the Five Below, Inc. 2012 Performance Bonus Plan, or the Performance Bonus Plan. Notwithstanding the foregoing, the compensation committee retains discretion to offer discretionary bonuses outside of this plan to our Named Executive Officers as our performance, retention concerns and other business needs may dictate. The Performance Bonus Plan is administered by the compensation committee, which makes its award determinations based upon the attainment of the performance criteria previously determined and approved by the compensation committee for that fiscal year. Awards under the Performance Bonus Plan are designed to motivate and compensate executives for the achievement of our annual business objectives.

Prior to the IPO, on March 19, 2012, the compensation committee reviewed the performance of Messrs. Schlessinger and Vellios in 2011 and determined that based on our substantial growth both in size and in sales, payment of their contractual bonuses would not appropriately recognize such outstanding performance. In this regard, the compensation committee subjectively concluded that the extraordinary contributions and leadership of Messrs. Schlessinger and Vellios were integral to our significant success over such time. Accordingly, the compensation committee exercised its discretion to authorize bonuses in excess of those potentially payable and granted each executive a discretionary, one-time bonus of $3.0 million. At the time of these payments, the compensation committee retained the discretion to authorize cash bonuses in excess of those potentially payable under an annual incentive plan term sheet.

In June 2012, our compensation committee approved the performance targets and the potential bonus payouts for the Named Executive Officers for fiscal 2012 under the Performance Bonus Plan. The compensation committee determined that a main business objective was to continue to increase our operating income. Accordingly, for fiscal 2012, our compensation committee determined that our executive officers were to receive no payments under the Performance Bonus Plan, unless our operating income (determined prior to giving effect to any bonuses potentially payable under the Performance Bonus Plan) exceeded our target goal of $30.0 million by at least 20%. If operating income exceeded $36.0 million, then each executive officer would receive a target performance bonus equal to 20% of the executive’s base salary in effect as of the end of fiscal 2012 (other than Mr. Johnston who would receive 37.5% of his base salary). If our operating income exceeded $39.7 million, then each executive officer would receive a maximum performance bonus equal to 40% of the executive’s base salary (other than Mr. Johnston who would receive 75.0% of his base salary). The performance bonus would not be interpolated if our operating income was between the target goal and the maximum goal.

The compensation committee focused its annual bonus program on operating income, because it believes that this metric is essential in determining the Company’s ability to generate sufficient income for the Company to increase its market share, which is essential to our future growth. The compensation committee separately determined that exceeding our goal of $30.0 million in operating income by 20% was an aggressive, although attainable target. The compensation committee set a maximum performance target of exceeding our goal of $30.0 million in operating income by 32%, which the compensation committee determined was indicative of truly outstanding performance.

On February 28, 2013, the compensation committee reviewed our individual Performance Bonus Plan results for fiscal 2012 performance and determined that the Company’s operating income (determined prior to giving effect to any bonuses potentially payable under the Performance Bonus Plan) was $41.3 million, after adjustment for secondary offering expenses of $1.0 million that were not contemplated when the Performance Bonus Plan was approved. Because the maximum operating income performance target was exceeded, each of our Named Executive Officers received the maximum performance bonus of 40% of such executive’s base salary (except for Mr. Johnston, who, as stated above, was eligible to receive 75.0% of his base salary with respect to such performance).

Name	Bonus Earned in Fiscal 2012
David Schlessinger	$240,000
Thomas G. Vellios	$280,000
Kenneth R. Bull	$130,000
David Johnston	$300,000

Long-term Equity Incentive Compensation

Equity awards are a vital piece of our total compensation package and are designed to support our long-term strategy, provide a mechanism to attract and retain talent and to create a commonality of interest between management and our shareholders. Awards under the Five Below, Inc. Amended and Restated Equity Incentive Plan, or the Equity Incentive Plan, are intended to compensate Named Executive Officers for sustained long-term performance that is aligned with shareholder interests and to encourage retention through vesting schedules. Long-term equity incentive awards may take a variety of forms, such as stock options and restricted stock grants. Levels and frequency of awards are determined by the compensation committee. Such awards are designed to reflect a recipient’s level of responsibility and performance.

While initial hire and promotion grants are targeted to be at competitive levels, actual award values will reflect our actual long-term performance (through stock price appreciation and achievement of long-term performance goals). Service-based restricted stock awards can also be granted as appropriate to recognize performance and provide ownership and/or retention focus. Long-term incentives have the capacity to be the largest component of executive compensation, if our performance and stock price exceed our expectations.

On March 1, 2012, the compensation committee made a grant of non-qualified stock options to Mr. Bull because of our fiscal 2011 financial review, which included our and Mr. Bull’s individual performance over such time. Accordingly, Mr. Bull was awarded 17,300 non-qualified stock options with an exercise price of $11.22 per share. The grant was made under the equity incentive plan and the exercise price was based on the fair market value of our stock on the date of grant. In general, 50% of Mr. Bull’s stock options vest and become exercisable two years after grant. The remaining 50% of each of the stock options vest in equal 6.25% increments, every 90 days thereafter, during the third and fourth year after grant. All vesting events are generally contingent upon continuous employment through the applicable vesting date. Specifically, the compensation committee took into account our financial and operating results during fiscal 2011, and Mr. Bull’s individual performance. Finally, the compensation committee determined that the vesting component of the awards provided additional retention incentives so that we would be more likely to retain Mr. Bull’s services.

On March 22, 2012, the compensation committee cancelled options to purchase 1,010,310 shares of common stock made to each of Messrs. Schlessinger and Vellios in exchange for an award of 1,010,310 shares of common stock (of which 673,540 were restricted and 336,770 were unrestricted as of the grant date). In general, the forfeiture restrictions applicable to the restricted shares will lapse as to 336,770 shares on each of March 22, 2013 and March 22, 2014, subject to such executive’s continued employment with us as of those dates. The compensation committee had decided that the prior option grants did not appropriately recognize the efforts of Messrs. Schlessinger and Vellios in greatly expanding our sales and profitability, and accelerating our growth. Accordingly, to recognize those efforts and to further incentivize each of these executives to continue his efforts on behalf of us, the compensation committee granted these shares of restricted stock to each of Messrs. Schlessinger and Vellios. In addition, the compensation committee determined that this stock grant more appropriately aligned Messrs. Schlessinger’s and Vellios’ incentives with the interests of our shareholders.

On June 4, 2012, Mr. Johnston joined us as our Chief Operating Officer and entered into an employment agreement with an initial hire grant of non-qualified stock options to purchase 173,000 shares under the Equity Incentive Plan. The exercise price of such options is $17.00 per share, which is equal to the greater of (a) the per share fair market value of our stock on the effective date of the grant and (b) the public per share price of our stock on the closing date of the IPO. In general, 50% of Mr. Johnston’s stock options vest and become exercisable two years after grant. The remaining 50% of the stock options vest in equal 6.25% increments, every 90 days thereafter, during the third and fourth year after grant. All vesting events are generally contingent upon Mr. Johnston’s continuous employment through the applicable vesting date.

The compensation committee believed that such a grant was necessary to induce Mr. Johnston to accept the Company’s offer of employment and would assist in making Mr. Johnston partially whole for the unvested and cash incentive compensation potentially payable by his prior employer that would be forfeited upon Mr. Johnston’s acceptance of the Company’s offer. Additionally, the compensation committee believed that subjecting the award to the above vesting conditions was essential so that we would be more likely to retain Mr. Johnston’s services.

Retirement, Health and Welfare Benefits and Other Perquisites

Our Named Executive Officers are entitled to participate in all of our employee benefit plans, including medical, dental, vision, group life and disability insurance, the Five Below, Inc. Employee Stock Purchase Plan, and the Five Below 401(k) Retirement Savings Plan. We provide vacation and paid holidays to our Named Executive Officers. Generally, our Named Executive Officers participate in these plans and programs on the same or similar basis as are offered to our other senior employees.

Employment Agreements

We have entered into employment letter agreements with each of Messrs. Schlessinger and Vellios. Additionally, effective as of April 16, 2012 and May 16, 2012, we entered into an employment agreement with Mr. Bull and Mr. Johnston, respectively. These agreements are summarized and the benefits potentially payable under these agreements are more fully described below in the section entitled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

EXECUTIVE COMPENSATION

The following table shows the annual compensation paid to or earned by the Named Executive Officers for fiscal years 2012 and 2011:

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards ($)(3)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
David Schlessinger	2012	623,564	—	240,000	8,696,129	—	586	9,560,279
Executive Chairman and Founder	2011	600,000	3,000,000	—	—	—	48,062	3,648,062

Thomas G. Vellios	2012	727,410	—	280,000	8,696,129	—	586	9,704,125
President, Chief Executive Officer and Founder	2011	700,000	3,000,000	—	—	—	47,554	3,747,554

Kenneth R. Bull	2012	327,410	—	130,000	—	100,340	2,464	560,214
Chief Financial Officer, Secretary and Treasurer(1)	2011	262,956	68,750	—	—	121,542	470	453,718

David Johnston	2012	261,704	—	300,000	—	1,435,710	191	1,997,605
Chief Operating Officer(2)

(1)	On April 12, 2012, Mr. Bull was named Chief Financial Officer.
(2)	On June 4, 2012, Mr. Johnston was named Chief Operating Officer.
(3)	The amounts in these columns, computed in accordance with current Financial Accounting Standard Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of each share and option award. Further detail surrounding the shares or options awarded, the method of valuation and the assumptions made are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K under “Critical Accounting Policies and Estimates.” The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised or the share price on the date of sale. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes option pricing model or at the grant date.
(4)	All Other Compensation consists of the following:

Name	Year	Reimbursement of Legal Fees and Related Income Taxes ($)	401(k) Company Matching Contribution ($)	Imputed Income from Long Term Disability Coverage ($)	Total ($)
David Schlessinger	2012	—	—	586	586
	2011	48,062	—	—	48,062
Thomas G. Vellios	2012	—	—	586	586
	2011	47,084	—	470	47,554
Kenneth R. Bull	2012	—	1,878	586	2,464
	2011	—	—	470	470
David Johnston	2012	—	—	191	191

Grants of Plan-Based Awards

The following table shows all grants of awards in fiscal 2012 to each of the executive officers named in the Summary Compensation Table:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
David Schlessinger	3/22/2012	—	—	—	—	—	—	1,010,310	—	—		8,696,129
	—	—	120,000	240,000	—	—	—	—	—	—		—
Thomas G. Vellios	3/22/2012	—	—	—	—	—	—	1,010,310	—	—		8,696,129
	—	—	140,000	280,000	—	—	—	—	—	—		—
Kenneth R. Bull	3/1/2012	—	—	—	—	—	—	—	17,300	9.20	(4)	100,340
	—	—	65,000	130,000	—	—	—	—	—	—		—
David Johnston	6/4/2012	—	150,000	300,000	—	—	—	—	173,000	17.00		1,435,710

(1)	The amounts in this column, computed in accordance with current Financial Accounting Standard Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of each share and option award. Further detail surrounding the shares or options awarded, the method of valuation and the assumptions made are set forth in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report on Form 10-K under “Critical Accounting Policies and Estimates.” The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised or the share price on the date of sale. Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes option pricing model or at the grant date.
(2)	These shares of restricted stock vest as follows: 336,770 shares on each of March 22, 2012, March 22, 2013 and March 22, 2014, respectively.
(3)	These stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 6.25% every 90 days thereafter.
(4)	The exercise price has been adjusted from the original exercise price of $11.22 to reflect a special dividend we paid on May 16, 2012 of $2.02 per share on shares of our common stock and on an as-converted basis on shares of our then outstanding Series A 8% convertible preferred stock. Such adjustment applied to all outstanding options on the date of the dividend.

Outstanding Equity Awards at Year End Fiscal 2012

The following table details information concerning unexercised stock options, stock options that have not vested and stock awards that have not vested for each of the executive officers named in the Summary Compensation Table as of February 2, 2013:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Unearned of Shares, Units or Other Rights That Have Not Vested ($)
David Schlessinger	—	—		—	—		—	673,540	(1)	24,988,334	—	—
Thomas G. Vellios	—	—		—	—		—	673,540	(1)	24,988,334	—	—
Kenneth R. Bull	—	8,650	(2)	—	4.28	(3)	5/25/2021	—		—	—	—
	—	25,950	(2)	—	4.95	(3)	10/18/2021	—		—	—	—
	—	17,300	(2)	—	9.20	(3)	3/1/2022	—		—	—	—
	—	—		—	—		—	433	(4)	16,064	—	—
	—	—		—	—		—	3,244	(4)	120,352	—	—
David Johnston	—	173,000	(2)	—	17.00		5/21/2022	—		—	—	—

(1)	These shares of restricted stock vest as follows: 336,770 shares on each of March 22, 2013 and March 22, 2014, respectively.
(2)	These stock options vest upon the following time-based schedule: 50% of the stock options vest and become exercisable on the second anniversary of the grant date and 6.25% of the stock options vest and become exercisable every 90 days thereafter.
(3)	The exercise price has been adjusted from the original exercise price of $6.30, $6.97 and $11.22, respectively, to reflect a special dividend we paid on May 16, 2012 of $2.02 per share on shares of our common stock and on an as-converted basis on shares of our then outstanding Series A 8% convertible preferred stock. Such adjustment applied to all outstanding options on the date of the dividend.
(4)	These shares are subject to a repurchase option exercisable by us in the event of an employment resignation or termination of employment prior to vesting.
(5)	This value was calculated using the closing price on February 1, 2013, the last trading date before the end of fiscal 2012 ($37.10).

Option Exercises and Stock Vested

During fiscal 2012, none of our executive officers exercised any previously issued stock options.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting		Value Realized on Vesting ($)
David Schlessinger	—	—	336,770	(1)	3,778,559	(5)
Thomas G. Vellios	—	—	336,770	(1)	3,778,559	(5)
Kenneth R. Bull	—	—	1,297	(2)	14,552	(5)
	—	—	1,730	(3)	39,804	(6)
	—	—	7,136	(4)	110,749	(7)
David Johnston	—	—	—		—

(1)	These shares of restricted stock vested on March 22, 2012.
(2)	These shares of restricted stock vested on March 31, 2012.
(3)	Approximately 432 shares of restricted stock vested on each of March 29, 2012, June 29, 2012, September 29, 2012 and December 29, 2012, respectively.
(4)	5,190 shares of restricted stock vested on March 28, 2012 and approximately 649 shares of restricted stock vested on each of June 28, 2012, September 28, 2012 and December 28, 2012, respectively.
(5)	This value was calculated using the closest independent valuation to March 22, 2012 of $11.22 on February 21, 2012.
(6)	This value was calculated using the closest independent valuation to March 29, 2012 and June 29, 2012 of $11.22 and $9.86, respectively, and the closing price as of the last trading date before September 29, 2012 and December 29, 2012 of $39.08 and $31.98, respectively.
(7)	This value was calculated using the closest independent valuation to March 28, 2012 and June 28, 2012 of $11.22 and $9.86, respectively, and the closing price as of September 28, 2012 and December 28, 2012 of $39.08 and $31.98, respectively.

Potential Payments Upon Termination or Change of Control

Termination Prior to a Change of Control—Mr. Schlessinger

If we terminate Mr. Schlessinger’s employment without “cause” or Mr. Schlessinger terminates his employment for “good reason” (as such terms are defined below), in either case, prior to a “Change of Control Transaction” (as such term is defined below), Mr. Schlessinger will be entitled to receive:

•

severance payments, equal to the greater of: (i) $400,000 or (ii) the greater of (x) base salary in effect on the date of termination or resignation or (y) unless Mr. Schlessinger approved a reduction in his annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable paid for a period of 12 months;

•

monthly payments equal to continued health and dental benefits for a period of up to 18 months, extended an additional 6 months following the expiration of such 18-month period if Mr. Schlessinger was still eligible to receive continued COBRA coverage as of the end of such 18-month period, which we refer to as the Medical Payments; and

•

monthly payments equal to a full tax gross up for federal, state and local income taxes based upon highest marginal tax rates solely with respect to each Medical Payment, which we refer to as the Medical Gross Up.

Termination Following a Change of Control—Mr. Schlessinger

If we terminate Mr. Schlessinger’s employment without cause or Mr. Schlessinger terminates his employment for good reason, in either case, after a Change of Control Transaction, Mr. Schlessinger will be entitled to receive:

•

severance payments, equal to the greater of: (i) $800,000 or (ii) the greater of (x) base salary in effect on the date of termination or resignation or (y) unless Mr. Schlessinger approved a reduction in his annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable paid for a period of 24 months;

•	the Medical Payments; and

•	the Medical Gross Up.

Termination Prior to a Change of Control—Mr. Vellios

If we terminate Mr. Vellios’ employment without “cause” or Mr. Vellios terminates his employment for “good reason” (as such terms are defined below), in either case, prior to a “Change of Control Transaction” (as such term is defined below), Mr. Vellios will be entitled to receive:

•

severance payments, equal to the greater of: (i) base salary in effect on the date of termination or resignation or (ii) unless Mr. Vellios approved a reduction in annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable paid for a period of 12 months;

•	the Medical Payment; and

•	the Medical Gross Up.

Termination Following a Change of Control—Mr. Vellios

If we terminate Mr. Vellios’ employment without cause or Mr. Vellios terminates his employment for good reason, in either case, after a Change of Control Transaction, Mr. Vellios will be entitled to receive:

•

severance payments, equal to the greater of: (i) base salary in effect on the date of termination or resignation or (ii) unless Mr. Vellios approved a reduction in annual base salary, such higher annual base salary in effect prior to termination or resignation, such amount under (i) or (ii), as applicable paid for a period of 24 months;

•	the Medical Payment; and

•	the Medical Gross Up.

Pursuant to Messrs. Schlessinger’s and Vellios’ Employment Letter Agreements, “cause” is defined as one of the following:

•

the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a crime that prevents the executive from effectively managing us or that has a material adverse effect on our reputation or business activities;

•

the executive’s gross negligence, dishonesty, misappropriation of funds or other willful misconduct in the course of employment that has a material adverse effect on our reputation or business activities; or

•	the executive’s substance abuse, including abuse of alcohol or use of controlled drugs (other than in accordance with a physician’s prescription).

“Good reason” is defined as one of the following:

•	a material adverse change in the executive’s title, authority, responsibilities or duties;

•	a reduction or other material adverse change in the executive’s base salary or benefits;

•	a requirement that the executive report to anyone other than our board of directors;

•	a relocation of the executive’s principal offices by more than 25 miles; or

•	any other willful action or inaction by us that constitutes a material breach of the applicable Employment Letter Agreement.

However, no event described above will constitute “good reason” unless (i) the executive provides written notice of the event within the 60-day period following its occurrence and (ii) we fail to cure such event within 30 days after receipt of his notice.

A “Change of Control Transaction” is deemed to have occurred if:

•	any person or group acquires (in one or more transactions) beneficial ownership of our stock possessing 50% or more of the total power to vote for the election of our board of directors;

•

a majority of the members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board of directors prior to the date of the appointment or election;

•

a merger or consolidation with another corporation where our shareholders immediately prior to such transaction will not beneficially own stock possessing 50% or more of the total power to vote for the election of the surviving corporation’s board of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote) immediately after such transaction;

•	any person or group acquires all or substantially all of our assets;

•	we complete a full liquidation or dissolution; or

•

our shareholders accept a share exchange, whereby shareholders immediately before such exchange do not (or will not) directly or indirectly own more than 50% of the combined voting power of the surviving entity immediately following such exchange in substantially the same proportion as their ownership immediately before such exchange.

Messrs. Schlessinger and Vellios are also subject to certain restrictive covenants, including non-competition, non-solicitation and confidentiality.

Termination Without Cause—Mr. Bull

If we terminate Mr. Bull’s employment without “cause” (as such term is defined below), Mr. Bull will be entitled to receive:

•	base salary continuation for six months based on his base salary in effect on the date of termination less any amounts earned during the applicable six month post termination period; and

•	monthly payments equal to continued health and dental benefits for a period of up to six months.

Pursuant to Mr. Bull’s employment agreement, “cause” is defined as one of the following:

•	the executive’s alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription);

•

the executive’s refusal, failure or inability to perform any material obligation or fulfill any duty (other than a duty or obligation relating to confidentiality, noncompetition, nonsolicitation or proprietary rights) to us (other than due to a “disability” as defined in our Equity Incentive Plan), which failure, refusal or inability is not cured by the executive within 10 days after receipt of notice;

•	the executive’s gross negligence or willful misconduct in the course of employment;

•

any breach by the executive of any obligation or duty to us or any of our affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights;

•	other conduct of the executive involving any type of disloyalty to us or any of our affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or

•	the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a felony or a misdemeanor involving moral turpitude.

Termination Prior to Change of Control—Mr. Johnston

If we terminate Mr. Johnston’s employment without “cause” (as such term is defined below), prior to or after the twelve-month period immediately following a “change in control” (as determined by our board of directors), Mr. Johnston will be entitled to receive:

•	base salary continuation for six months based on his base salary in effect on the date of termination, less any amounts earned during the applicable six-month post termination period; and

•	continued health benefits for a period of up to six months, less any amounts earned during the applicable six month post termination period.

Termination Following a Change of Control—Mr. Johnston

If we terminate Mr. Johnston’s employment without cause, within the twelve-month period immediately following a change in control, Mr. Johnston will be entitled to receive:

•	base salary continuation for twelve months based on his base salary in effect on the date of termination, less any amounts earned during the applicable twelve-month post termination period; and

•	continued health benefits for a period of up to twelve months, less any amounts earned during the applicable twelve-month post termination period.

Pursuant to Mr. Johnston’s employment agreement, “cause” is defined as one of the following:

•	the executive’s alcohol abuse or use of controlled drugs (other than in accordance with a physician’s prescription);

•	the executive’s gross negligence or willful misconduct in the course of employment;

•

any breach by the executive of any obligation or duty to us or any of our affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights;

•	other conduct of the executive involving any type of disloyalty to us or any of our affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty; or

•	the executive’s conviction of (or the entry of a plea of guilty or nolo contendere to) a felony or a misdemeanor involving moral turpitude.

Potential Payments

The table below summarizes the payments and benefits that each of Messrs. Schlessinger, Vellios, Bull and Johnston would have been entitled to receive if his last day of employment with us had been February 2, 2013.

Name	Cash Severance Payment ($)	Accelerated Restricted Stock Vesting ($)		Accelerated Option Vesting ($)		Health Insurance Coverage ($)		Paid Life Insurance Benefit ($)(6)		Total ($)
David Schlessinger
Voluntary termination for good reason or involuntary termination without cause	600,000	24,988,334	(1)	—		55,200	(3)	—		25,643,534
No termination following a change in control	—	24,988,334	(1)	—		—		—		24,988,334
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,200,000	24,988,334	(1)	—		55,200	(3)	—		26,243,534
Death of Named Executive Officer	—	24,988,334	(1)	—		—		10,000	(6)	24,998,334
Permanent Disability of Named Executive Officer	—	24,988,334	(1)	—		—		—		24,988,334
Thomas G. Vellios
Voluntary termination for good reason or involuntary termination without cause	700,000	24,988,334	(1)	—		55,200	(3)	—		25,743,534
No termination following a change in control	—	24,988,334	(1)	—		—		—		24,988,334
Voluntary termination for good reason or involuntary termination without cause following a change in control	1,400,000	24,988,334	(1)	—		55,200	(3)	—		26,443,534
Death of Named Executive Officer	—	24,988,334	(1)	—		—		10,000	(6)	24,998,334
Permanent Disability of Named Executive Officer	—	24,988,334	(1)	—		—		—		24,988,334
Kenneth R. Bull
Involuntary termination without cause	162,500	—		—		13,800	(4)	—		176,300
No termination following a change in control	—	136,417	(7)	1,925,490	(2)	—		—		2,061,907
Involuntary termination without cause following a change in control	162,500	136,417	(7)	1,925,490	(2)	13,800	(4)	—		2,238,207
Death of Named Executive Officer	—	—		—		—		10,000	(6)	10,000
Permanent Disability of Named Executive Officer	—	—		—		—		—		—
David Johnston
Involuntary termination without cause	200,000	—		—		13,800	(4)	—		213,800
No termination following a change in control	—	—		6,418,300	(2)	—		—		6,418,300
Involuntary termination without cause following a change in control	400,000	—		6,418,300	(2)	27,600	(5)	—		6,845,900
Death of Named Executive Officer	—	—		—		—		10,000	(6)	10,000
Permanent Disability of Named Executive Officer	—	—		—		—		—		—

(1)	This represents the accelerated gain on previously unvested restricted stock for 673,540 shares, using the closing price on February 1, 2013, the last trading date before the end of fiscal 2012 ($37.10).
(2)	This represents the accelerated gain on the exercise of previously unvested time-based stock options for 51,900 and 173,000 shares for Messrs. Bull and Johnston, respectively, using the closing price on February 1, 2013, the last trading date before the end of fiscal 2012 ($37.10).
(3)	Messrs. Schlessinger and Vellios are entitled to a continuation of their health and dental benefits for up to 24 months.
(4)	Messrs. Bull and Johnston are entitled to a continuation of their health and dental benefits for up to six months.
(5)	Mr. Johnston is entitled to a continuation of his health and dental benefits for up to twelve months.
(6)	This represents life insurance premiums under our life insurance program.
(7)	This represents the accelerated gain on previously unvested restricted stock for 3,677 shares, using the closing price on February 1, 2013, the last trading date before the end of fiscal 2012 ($37.10).

32

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Subscription Agreement with Mr. Ryan

Mr. Ryan, a current member of our board of directors, purchased 159,248 shares of our common stock for an aggregate purchase price of $1.1 million in connection with his election to our board of directors (effective as of October 7, 2011). In connection with Mr. Ryan’s investment in our company, he became a party to the second amended and restated shareholders agreement, as amended, and the amended and restated investor rights agreement, as amended, each of which is described below.

Investment by Advent

On October 14, 2010, Advent and Sargent Family Investment, LLC, a limited liability company controlled by Ronald Sargent, a current member of our board of directors, invested $192.9 million and $1.1 million, respectively, in Five Below, Inc. in consideration for 88,785,489 and 506,284 shares of our Series A 8% convertible preferred stock, respectively, and, as a result of such investment, Advent acquired a majority interest in Five Below, Inc., which we refer to as the 2010 Transaction. In connection with the 2010 Transaction, on October 13, 2010, all of the then outstanding preferred shares were converted into shares of our common stock and all of our options and warrants were exercised or exchanged for restricted or unrestricted shares of our common stock or were exchanged for unrestricted shares of common stock and cash. Prior to the closing of the IPO, all outstanding shares of Series A 8% convertible preferred stock converted into 30,894,953 shares of common stock and there are currently no shares of preferred stock outstanding.

Second Amended and Restated Shareholders Agreement

In connection with the 2010 Transaction, we entered into a second amended and restated shareholders agreement with the holders of our Series A 8% convertible preferred stock and common stock. In accordance with this agreement, as subsequently amended, the holders of our capital stock agreed to vote their shares in favor of the election to our board of directors of five individuals designated by holders of our Series A 8% convertible preferred stock and three designated by our holders of common stock. Accordingly, Messrs. Mussafer, Collins, Crawford, Ross and Ryan, the designees of holders of our Series A 8% convertible preferred stock, and Messrs. Sargent, Schlessinger and Vellios, the designees of holders of our common stock, were elected to our board of directors. In addition, our shareholders agreement provided certain rights to certain of our shareholders with respect to our capital stock, including rights of first refusal and drag-along rights in respect of the sale of shares of our capital stock, as well as certain restrictions on the transfer of our shares. Further, our shareholders agreement contains provisions renouncing any interest or expectancy held by directors affiliated with Advent in certain corporate opportunities. The parties to the agreement further amended the agreement in connection with the IPO. Pursuant to the amendment, all of the provisions related to rights of first refusal, drag-along rights, the board designation rights of the holders of our Series A 8% convertible preferred stock and the obligation of certain of our shareholders to contribute funds if indemnification claims were made by Advent in connection with its investment in the Company terminated in full upon the closing of the IPO and the lock-up provision terminated in full 181 days following the effective date of the registration statement for the IPO, and the remaining provisions will terminate in full on and after the date that no member of our board of directors is an employee, officer or director of Advent or its affiliates (not including the portfolio companies in which funds controlled by Advent have invested).

Amended and Restated Investor Rights Agreement

In connection with the 2010 Transaction, we entered into an amended and restated investor rights agreement with the holders of our Series A 8% convertible preferred stock and certain holders of our common stock. The parties to the agreement amended the agreement effective upon the closing of the IPO. Pursuant to the amendment, certain rights, including rights of first offer, preemptive rights and information rights terminated upon the closing of the IPO.

The amended and restated investor rights agreement, as amended, contains registration rights that require us to register shares of our common stock held by Advent, LLR Partners, David Schlessinger and Thomas Vellios in the event we register for sale, either for our own account or for the account of others, shares of our common stock in certain offerings. We are obligated to pay all expenses in connection with such registration other than underwriting commissions or discounts resulting from the sale of shares by our shareholders in connection with the registration. The amended and restated investor rights agreement, as amended, requires a shareholder holding registration rights to execute a lock-up agreement with the underwriters in connection with the shareholder’s exercise of his or her registration rights in connection with certain offerings.

Side Letter Agreement

On September 1, 2010, LLR Partners, David Schlessinger and Thomas Vellios entered into a side letter agreement pursuant to which LLR Partners agreed to vote all of their securities of Five Below, Inc. in favor of the election of Messrs. Schlessinger and Vellios to our board of directors so long as Messrs. Schlessinger and Vellios remained employed by us. This side letter, pursuant to its terms, terminated upon the closing of the IPO.

Agreements with Management

We and certain of our executive officers have entered into employment agreements. The terms and conditions of certain of these employment agreements are more fully described in “Executive Compensation—Employment Agreements.”

Option Cancellation Agreements

Please see “Compensation Discussion and Analysis—Long-term Equity Incentive Compensation.”

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Pennsylvania law. Additionally, we may enter into indemnification agreements with any new directors or executive officers that may be broader in scope than the specific indemnification provisions contained in Pennsylvania law. There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Our Policies Regarding Related Party Transactions

Our board of directors adopted a related party transactions policy for us. Pursuant to the related party transactions policy, we review all transactions with a dollar value in excess of $120,000 involving us in which any of our directors, director nominees, significant shareholders and executive officers and their immediate family members will be participants to determine whether such person has a direct or indirect material interest in the transaction. This policy was not in effect when we entered into the transactions described above. All directors, director nominees and executive officers will be required to promptly notify our Executive Chairman of any proposed transaction involving us in which such person has a direct or indirect material interest. Such proposed transaction will then be reviewed by the audit committee to determine whether the proposed transaction is a related party transaction under our policy. In reviewing any related party transaction, the audit committee will determine whether or not to approve or ratify the transaction based on all relevant facts and circumstances, including the following:

•	the materiality and character of the related person’s interest in the transaction;

•	the commercial reasonableness of the terms of the transaction;

•	the benefit and perceived benefit, or lack thereof, to us;

•	the opportunity costs of alternate transactions; and

•	the actual or apparent conflict of interest of the related person.

In the event that any member of the audit committee is not a disinterested member with respect to the related party transaction under review, that member will be excluded from the review and approval or rejection of such related party transaction and another director may be designated to join the committee for purposes of such review. Whenever practicable, the reporting, review and approval will occur prior to entering into the transaction. If advance review and approval is not practicable, the audit committee will review and may, in its discretion, ratify the related party transaction. After any such review, the audit committee will approve or ratify the transaction based on a standard of whether the transaction is (a) in, or not inconsistent with, the best interests of us and our shareholders and (b) not in violation of our other policies or procedures. Our related party transaction policy is posted under the “Investor Relations” section of our website at www.fivebelow.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of April 5, 2013 by:

•	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

•	each executive officer named in the summary compensation table;

•	each of our directors; and

•	all directors and executive officers as a group.

For further information regarding material transactions between us and certain of our shareholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 5, 2013 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 53,983,012 shares of common stock outstanding on April 5, 2013.

Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Five Below, Inc., 1818 Market Street, Suite 1900, Philadelphia, Pennsylvania 19103.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Shareholders Not Listed Below:
Funds managed by Advent International Corporation(1)	17,464,139	32.4%
FMR LLC(2)	6,132,419	11.4%

Named Executive Officers & Directors:
Kenneth R. Bull(3)	105,357	*	%
David Johnston	29,412	*	%
Steven J. Collins(4)	—	*	%
Andrew W. Crawford	—	*	%
Michael Devine	594	*	%
David M. Mussafer(4)	—	*	%
Thomas M. Ryan	162,777	*	%
Ronald L. Sargent(5)	265,203	*	%
David Schlessinger	1,586,509	2.9%
Thomas G. Vellios(6)	1,576,720	2.9%
All executive officers and directors as a group (10 persons)	3,726,572	6.9%

*	Less than 1%
(1)

The funds managed by Advent International Corporation own 32.4% of Five Below, Inc. The direct ownership of the shares of common stock consists of 7,916,499 shares held by Advent International GPE VI Limited Partnership, 4,638,474 shares held by Advent International GPE VI-A Limited Partnership, 399,926 shares held by Advent International GPE VI-B Limited Partnership, 408,656 shares held by Advent International GPE VI-C Limited Partnership, 326,580 shares held by Advent International GPE VI-D

Limited Partnership, 971,011 shares held by Advent International GPE VI-E Limited Partnership, 1,489,684 shares held by Advent International GPE VI-F Limited Partnership, 939,572 shares held by Advent International GPE VI-G Limited Partnership, 289,906 shares held by Advent Partners GPE VI 2008 Limited Partnership, 10,485 shares held by Advent Partners GPE VI 2009 Limited Partnership, 22,709 shares held by Advent Partners GPE VI 2010 Limited Partnership, 24,449 shares held by Advent Partners GPE VI—A 2010 Limited Partnership and 26,188 shares held by Advent Partners GPE VI—A Limited Partnership. The funds managed by Advent International Corporation collectively purchased their interest in shares of our capital stock on October 14, 2010. Advent International Corporation is the manager of Advent International LLC, which is the general partner of: GPE VI GP Limited Partnership, GPE VI GP (Delaware) Limited Partnership, Advent Partners GPE VI 2008 Limited Partnership, Advent Partners GPE VI 2009 Limited Partnership, Advent Partners GPE VI 2010 Limited Partnership, Advent Partners GPE-A Limited Partnership and Advent Partners GPE VI—A 2010 Limited Partnership. GPE VI GP Limited Partnership is the general partner of: Advent International GPE VI Limited Partnership, Advent International GPE VI-A Limited Partnership, Advent International GPE VI-B Limited Partnership, Advent International GPE VI-F Limited Partnership and Advent International GPE VI-G Limited Partnership. GPE VI GP (Delaware) Limited Partnership is the general partner of: Advent International GPE VI-C Limited Partnership, Advent International GPE VI-D Limited Partnership and Advent International GPE VI-E Limited Partnership. Advent International Corporation exercises voting and investment power over the shares held by each of these entities and may be deemed to have beneficial ownership of these shares. With respect to the shares held by funds managed by Advent International Corporation, a group of individuals currently composed of Richard F. Kane, David M. Mussafer and Steven M. Tadler, none of whom have individual voting or investment power, exercise voting and investment power over the shares beneficially owned by Advent International Corporation. Each of Mr. Kane, Mr. Mussafer and Mr. Tadler disclaims beneficial ownership of the shares held by funds managed by Advent International Corporation, except to the extent of their respective pecuniary interest therein. The address of Advent International Corporation and each of the funds listed above is c/o Advent International Corporation, 75 State Street, Floor 29, Boston, MA 02109.
(2)	The funds managed by FMR LLC own 11.4% of Five Below, Inc. Fidelity Management and Research Company, a wholly owned subsidiary of FMR LLC, beneficially owns 6,116,929 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, of which, 2,957,137 are directly owned by Fidelity Contrafund. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity Management and Research Company and the funds, each exercises sole investment power over the shares held by each of these entities and may be deemed to have beneficial ownership of these shares. Pyramis Global Advisors Trust Company, an indirect wholly owned subsidiary of FMR LLC, beneficially owns 15,500 shares of common stock as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each exercises sole voting and investment power over the shares held by each of these entities and may be deemed to have beneficial ownership of these shares. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC and associated funds is 82 Devonshire Street, Boston, MA 02109. This information is as of February 28, 2013 as disclosed on a Schedule 13G filed with the SEC on March 11, 2013.
(3)	Includes 4,325 shares or our common stock subject to options that are exercisable within 60 days of April 5, 2013.
(4)

Messrs. Mussafer and Collins are members of a group of persons who exercise voting and investment power over the shares of common stock beneficially owned by certain of the funds managed by Advent International Corporation and may be deemed to beneficially own the shares held by such funds. Each of

Messrs. Mussafer and Collins disclaim beneficial ownership of the shares of common stock held by these funds, except to the extent of his pecuniary interest therein. Messrs. Mussafer and Collins’ address is c/o Advent International Corporation, 75 State Street, Floor 29, Boston, MA 02109.
(5)	Includes 175,174 shares of our common stock owned by Sargent Family Investment, LLC. Mr. Sargent, the sole member and manager of Sargent Family Investment, LLC, exercises voting and investment power over the shares beneficially owned by Sargent Family Investment, LLC.
(6)	Includes 3,460 shares of common stock held by certain shareholders as to which Mr. Vellios has sole voting power pursuant to irrevocable proxies granted by such shareholders. Mr. Vellios disclaims beneficial ownership of the shares of common stock subject to such proxies.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table (as of February 2, 2013)

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by securityholders	1,187,817	10.43	4,992,675	(1)
Equity compensation plans not approved by securityholders(2)	—	—	500,000

Total	1,187,817	10.43	5,492,675

(1)	The amount in this column also excludes 1,410,642 shares of restricted stock granted to certain executive officers, directors and employees.
(2)	On September 27, 2012, the board approved the Five Below, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”), subject to shareholder approval. Although the ESPP became effective on January 1, 2013, the ESPP will be terminated and all contributions will be returned to the participating employees if the Company’s shareholders do not approve the ESPP, pursuant to Proposal No. 2. Accordingly, if approved by the Company’s shareholders, the shares of common stock reserved under the ESPP would be disclosed in the row entitled “Equity compensation plans approved by securityholders” in future years. Generally, the ESPP provides employees of the Company with a tax-advantaged way of purchasing shares of our common stock at a discount. Please see Proposal No. 2 below for a more complete description of the ESPP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, the Company believes that during fiscal 2012, all officers and directors subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

PROPOSAL 1

ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect two directors to hold office until our 2016 Annual Meeting of Shareholders. Nominees were recommended and approved for nomination by our nominating and corporate governance committee. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the two nominees recommended by our board of directors, unless you mark the proxy in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

The following directors are being nominated for election to our board of directors: Michael F. Devine, III and Ronald L. Sargent, each to serve for a term through the 2016 Annual Meeting of Shareholders. We did not pay a fee to any third party to identify or evaluate any potential nominees. Please see the discussion under “Board of Directors” in this Proxy Statement for information concerning each of our nominees for director.

Required Vote

Our bylaws provide for a plurality voting standard for the election of directors. Under this voting standard, once a quorum has been established, the two nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as a director to serve until the 2016 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Votes withheld shall have no legal effect. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this Proxy Statement.

The board of directors recommends a vote FOR the election of each of the nominated directors.

PROPOSAL 2

APPROVAL OF FIVE BELOW, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

On September 27, 2012, the board adopted the Five Below, Inc. 2012 Employee Stock Purchase Plan, or the ESPP, subject to shareholder approval at the 2013 Annual Meeting. Accordingly, if the shareholder’s do not approve the ESPP at the Annual Meeting, the ESPP, by its terms, will terminate and any employee contributions made to the ESPP will be returned, without interest to the participants. A summary of the material terms of the ESPP is described below; however, such summary is qualified in its entirety by the text of the ESPP, a copy of which is attached as Appendix A to this Proxy Statement.

The ESPP, if approved, will be qualified under Section 423 of the Code. If a plan is qualified under Section 423, our employees who participate in the plan enjoy certain tax advantages, as described below.

General

The purpose of the ESPP is to encourage the purchase of common stock by our employees, to provide employees with a personal stake in our business and to help us retain our employees by providing a long range inducement for such employee to remain in our employ.

The ESPP allows our employees to purchase shares of our common stock at a discount, without being subject to tax until they sell the shares, and without having to pay any brokerage commissions with respect to the purchases. Subject to shareholder approval at this Annual Meeting, the ESPP became effective on January 1, 2013, with the initial offering period beginning January 1, 2013. If the ESPP is not so approved, all contributions made to the ESPP will be returned to any participants (without interest) and the ESPP will be terminated.

Shares Subject to the ESPP

The ESPP provides employees with the right to purchase shares of common stock through payroll deductions. A total of 500,000 shares are available for purchase under the ESPP, subject to adjustment in the number and price of shares available for purchase in the event the outstanding shares of our common stock are increased or decreased through split-ups, reclassifications, stock dividends or similar changes.

Administration

The ESPP is administered by the board of directors, which may delegate responsibility for administration to a committee of the board. Subject to the terms of the ESPP, the board of directors (or committee, if applicable) has authority to interpret the ESPP, prescribe, amend and rescind rules and regulations relating to it and make all other determinations deemed necessary or advisable in administering the ESPP.

Eligibility

Each employee who as of the commencement of an offering period has been employed by us for at least 6 months and who customarily works more than 20 hours per week is eligible to participate in the ESPP. Notwithstanding the foregoing, an employee who either (a) does not customarily work more than 5 months in any calendar year or (b) who, after purchasing our common stock under the ESPP, would own 5% or more of the total combined voting power or value of all classes of our stock or any subsidiary corporation is not eligible to participate. For this purpose, ownership of stock is determined in accordance with the provisions of Section 424(d) of the Code.

We believe approximately 1,250 employees, including our Chief Executive Officer and our other executive officers, are eligible to participate in the ESPP.

Contribution Limit

Under the rules of the Code, an employee is not permitted to purchase stock under the ESPP which was worth more than $25,000 in fair market value for each calendar year. However, the ESPP has a separate plan limit pursuant to which no participant can purchase more than $10,000 worth of stock either in any offering period or in any calendar year.

Participation in the ESPP

Stock will be available to be purchased every six months. Eligible employees may elect to participate in the ESPP during an offering period which starts on each January 1 and July 1 and ends on each June 30 and December 31, respectively. Shares will be purchased on the last business day in the period ending on June 30 and December 31, as applicable. The purchase price per share will be 90% of the fair market value per share on the applicable purchase date.

An eligible employee who wishes to participate in the ESPP must file an election form with the plan administrator prior to the applicable offering period beginning each January 1 or July 1. Each participant will have payroll deductions made from his or her compensation on each regular payday during the time he or she is a participant in the ESPP. All payroll deductions will be credited to the participant’s account under the ESPP. A participant who is on an approved leave of absence may authorize continuing payroll deductions through the earlier of the next offering period end date or the 90th day of such approved leave of absence.

If the total number of shares for which purchase rights are exercised at the end of a six-month offering period exceeds the maximum number of shares available under the ESPP, the board of directors (or committee, if applicable) will make a pro rata allocation of shares available for delivery and distribution. The unapplied account balances will be returned to the participant, without interest, as soon as practicable following the end of the offering period.

A participant may discontinue his or her participation in the ESPP at any time, but no other change can be made during an offering period. A participant may change the amount of payroll deductions for subsequent offerings by giving timely written notice of such change to the plan administrator prior to the beginning of an offering period.

A participant may elect to withdraw all, but not less than all, of the balance credited to the participant’s account by providing a timely termination form to the plan administrator prior to the end of an offering period. All amounts credited to such participant’s account shall be paid as soon as practicable following receipt of the participant’s termination form, and no further payroll deductions will be made with respect to the participant.

Securities under the ESPP

Shares purchased under the ESPP will be issued from our authorized but unissued or reacquired shares, including shares purchased on the open market. We will pay all fees and expenses incurred, excluding individual federal, state, local or other taxes, in connection with the ESPP.

On November 30, 2012, the Company filed a Registration Statement on Form S-8 relating to the issuance of shares of common stock under the ESPP with the SEC pursuant to the Securities Act of 1933, as amended. If the ESPP is not approved by the shareholder of the Company, the Company will withdraw such registration pursuant to a post-effective amendment.

Termination of Employment

If a participant’s employment terminates for any reason other than death, all amounts credited to such participant’s account will be returned to the participant, prior to the purchase of shares for such period. If a participant’s employment terminates due to death or the participant dies after termination of employment but before the participant’s account has been returned, all amounts credited to such participant’s account will be returned to the participant’s beneficiary or other successor-in-interest.

Transferability of ESPP Interest

An employee’s rights under the ESPP belong to the employee alone and may not be transferred or assigned to any other person during the employee’s lifetime.

Certain Tax Effects of Plan Participation

The following summary is intended only as a guide to the current United States federal income tax consequences of participation under the ESPP and does not purport to address all of the federal or other tax consequences that may be applicable to any particular participant. Participants are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local laws.

The ESPP is not subject to either the Employee Retirement Income Security Act of 1974 or Section 401(a) of the Code.

Amounts deducted from a participant’s pay under the ESPP are part of a participant’s regular compensation and remain subject to federal, state and local income and employment taxes. A participant in the ESPP will not be subject to federal income tax when the participant elects to participate in the ESPP or when the participant purchases shares under the ESPP. Instead, the participant will become subject to tax upon the earlier of the following: (1) the year in which the participant makes a sale or other disposition of the shares; or (2) the year of the participant’s death if the participant has not made a sale or other disposition of the shares. The rules for determining the amount of taxable ordinary income (as opposed to capital gain) to be reported in the participant’s federal income tax return for that year are summarized below.

Generally, in order to meet the requirements for beneficial tax treatment under Section 423 of the Code, a participant must not dispose of shares within two years after the date such shares were transferred to the participant under the ESPP. If the participant disposes of the shares after the expiration of this required holding period, at the time of disposition of the shares, the participant must include in ordinary taxable income the lesser of: (1) the 10% purchase price discount and (2) the entire gain on the sale. Any balance is taxable at long-term capital gain rates. If the participant disposes of the shares before the expiration of the required holding period, he or she must include the 10% purchase price discount as ordinary taxable income at the time of disposition of the shares. This amount must be reported as ordinary income even if the participant made no profit or realized a loss on the sale of the shares or gave them away as a gift. Any additional gain (or loss) on the sale of the of shares is taxable as either long-term or short-term capital gain (or loss), as the case may be.

When the participant reports ordinary income as described above, the amount so reported is added to the purchase price of the shares and this sum becomes his or her “basis” for the shares for the purpose of determining capital gain or loss on a sale or exchange of the shares. There are special rules regarding the tax basis of a person who is given the shares by the participant and the tax basis of the participant’s estate for shares acquired by it as a result of his or her death. We will not generally be entitled to a deduction with respect to shares purchased under the ESPP; however, if the participant must report ordinary income because of a disposition of shares purchased under the ESPP prior to the expiration of the required holding period, we will be entitled to a deduction from our income in an amount equal to the ordinary income the participant reports.

Amendment and Termination of the ESPP

Our board of directors (or committee, if applicable) has the right to amend, modify or terminate the ESPP at any time without notice, provided that upon any termination, all shares or unapplied payroll deductions will be distributed to participants, without interest, and provided further, that no amendment will affect the right of a participant to receive his or her proportionate interest in the shares or unapplied payroll deductions. We may seek shareholder approval of an amendment to the ESPP if such approval is determined to be required by or advisable under the Code, the rules of any stock exchange or system on which the shares are listed or other applicable law or regulation.

The above description is a partial summary of material provisions of our ESPP. This summary is qualified in its entirety by reference to the full text of the plan which appears as Appendix A attached to this Proxy Statement.

New Plan Benefits

We cannot determine the benefits or amounts that will be received or allocated to certain groups of our employees because benefits under the ESPP depend on employees’ elections to participate and the fair market value of shares of common stock at various future dates. However, non-employee directors, as a class, would not receive any amount or benefit pursuant to the ESPP, because our non-employee directors are not eligible to participate in the ESPP.

Required Vote

The affirmative vote of a majority of votes cast is required to approve our 2012 Employee Stock Purchase Plan.

The board of directors recommends a vote FOR the approval of our 2012 Employee Stock Purchase Plan.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending February 1, 2014. The Company is not required by its bylaws or applicable law to submit the appointment of KPMG LLP for shareholder approval. However, as a matter of good corporate governance, the board of directors has determined to submit the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm to shareholders for ratification. If shareholders do not ratify the appointment of KPMG LLP, the audit committee may consider the appointment of another independent registered public accounting firm. In addition, even if shareholders ratify the audit committee’s selection, the audit committee, in its discretion, may appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our shareholders.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2014.

Our board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2014.

A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to answer appropriate questions.

Fee Information

The following table sets forth fees in connection with services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for fiscal 2012 and fiscal 2011.

	Fiscal Year 2012	Fiscal Year 2011
Audit Fees	$2,740,000	$267,000
Audit-Related Fees	214,724	—
Tax Fees	—	77,120
All Other Fees	—	—

Total Fees	$2,954,724	$344,120

Audit Fees

Audit fees include fees for professional services rendered in connection with the annual audit of the Company’s financial statements and the review of the Company’s interim financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.

Audit-Related Fees

Audit-related fees include fees billed for professional services related to assistance with the Sarbanes-Oxley Act.

Tax Fees

Tax fees include fees billed for tax-related services related primarily to tax compliance (including U.S. federal and state returns) and tax consulting.

All Other Fees

There were no amounts billed for other fees during fiscal 2012 and fiscal 2011.

Audit Committee Pre-Approval Policies and Procedures

Under our audit committee’s charter, the audit committee must pre-approve all audit and other permissible non-audit services proposed to be performed by the Company’s independent registered public accounting firm. The audit committee is not authorized to delegate the pre-approval of permitted non-audit services to management. The audit committee approved a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our audit committee has pre-approved the provision by the independent registered public accounting firm of certain services that fall within specified categories. Any services exceeding pre-approved cost levels or budgeted amounts, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the audit committee. If the audit committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the audit committee at its next scheduled meeting.

The audit committee approved all of the non-audit services provided by our independent registered public accounting firm during fiscal 2012. For fiscal 2011, as a privately held entity, the Company was not required to and did not have the audit committee approve non-audit services.

PROPOSAL 4

ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, develop, motivate, and retain our Named Executive Officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal 2012 compensation of our Named Executive Officers.

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our board of directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on the company, the compensation committee or our board of directors. Our board of directors and our compensation committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

The board of directors unanimously recommends a vote FOR the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion that accompanies the compensation tables.

PROPOSAL 5

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE EXECUTIVE COMPENSATION

As discussed in Proposal 4, the board of directors values the input of shareholders regarding the Company’s executive compensation practices. As contemplated by the Dodd-Frank Act, shareholders are also invited to express their views on how frequently advisory votes on executive compensation, such as Proposal 4, will occur. Shareholders can advise the board of directors on whether such votes should occur every year, every two years, or every three years or may abstain from voting.

After careful consideration, the board of directors has determined that holding an advisory vote on executive compensation every three years is the most appropriate policy for the Company at this time. Our board recommends that this vote be held every three years because it believes that the shareholders will have a better perspective on the actual value of the compensation actually provided to our executives, especially with respect to the value delivered to our executives from the equity components of our compensatory programs.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the board of directors’ recommendation. Although non-binding, the board of directors and the compensation committee will carefully review the voting results. Notwithstanding the board of directors’ recommendation and the outcome of the shareholder vote, the board of directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

The board of directors unanimously recommends a vote FOR the option of once every THREE years as the frequency with which shareholders are provided an advisory vote on executive compensation, as disclosed pursuant to Item 402 of Regulation S-K under the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2014 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2014 Annual Meeting of Shareholders must be received by us no later than December 19, 2013 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2014 Annual Meeting of Shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder’s notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws, (A) not prior to March 1, 2014 nor later than March 31, 2014 or (B) in the event that the 2014 Annual Meeting of Shareholders is held prior to April 30, 2014 or after July 29, 2014, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made. Shareholder proposals should be addressed to our Corporate Secretary, Five Below, Inc., 1818 Market Street, Suite 1900, Philadelphia, Pennsylvania 19103.

ANNUAL REPORT TO SHAREHOLDERS

Our 2012 Annual Report has been posted, and is available without charge, on our corporate website at www.fivebelow.com. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2012 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2012 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2012 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Corporate Secretary, c/o Five Below, Inc., 1818 Market Street, Suite 1900, Philadelphia, Pennsylvania 19103.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2012 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2012 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our Corporate Secretary by mail, c/o Five Below, Inc., 1818 Market Street, Suite 1900, Philadelphia, Pennsylvania 19103 or by phone at (215) 546-7909. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2012 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2012 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

Appendix A

FIVE BELOW, INC.

2012 EMPLOYEE STOCK PURCHASE PLAN

1.	Purpose.

The Five Below, Inc. 2012 Employee Stock Purchase Plan (the “Plan”) is intended to encourage and facilitate the purchase of Shares of the common stock of Five Below, Inc. (the “Company”) by employees of the Company and any Participating Companies, thereby providing employees with a personal stake in the Company and a long range inducement to remain in the employ of the Company and Participating Companies. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2.	Definitions.

(a) “Account” means a bookkeeping account established by the Committee on behalf of a Participant to hold Payroll Deductions.

(b) “Approved Leave of Absence” means a leave of absence that has been approved by the applicable Participating Company in such a manner as the Board may determine from time to time.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Day” means a day on which national stock exchanges and the NASDAQ System are open for trading.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Committee appointed pursuant to Section 14 of the Plan.

(g) “Company” means Five Below, Inc.

(h) “Compensation” means the regular base salary paid to a Participant by one or more Participating Company during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of section 401(k) of the Code or any cafeteria benefit program that meets the requirements of section 125 of the Code, now or hereafter established by any Participating Company. The following items of compensation shall not be included in Compensation: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than contributions subject to sections 401(k) and 125 of the Code) made on the Participant’s behalf by a Participating Company under any employee benefit or welfare plan now or hereafter established.

(i) “Election Form” means the form acceptable to the Committee which an Employee shall use to make an election to purchase Shares through Payroll Deductions pursuant to the Plan.

(j) “Eligible Employee” means an Employee who meets the requirements for eligibility under Section 3 of the Plan.

(k) “Employee” means any person, including an officer, whose wages and other salary is required to be reported by a Participating Company on Internal Revenue Service Form W-2 for federal income tax purposes.

(l) “Enrollment Date” means, with respect to a given Offering Period, a date established from time to time by the Committee or the Board, which shall not be later than the first day of such Offering Period.

(m) “Fair Market Value” means the closing price per Share on the principal national securities exchange on which the Shares are listed or admitted to trading or, if not listed or traded on any such exchange, on the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or if not listed or traded on any such exchange or system, the fair market value as reasonably determined by the Board, which determination shall be in accordance with the standards set forth in Treasury Regulation §1.421-1(e)(2) and shall be conclusive.

(n) “Five Percent Owner” means an Employee who, with respect to a Participating Company, is described in Section 423(b) of the Code.

(o) “Offering” means an offering of Shares to Eligible Employees pursuant to the Plan.

(p) “Offering Commencement Date” means the first Business Day on or after January 1 or the first Business Day on or after July 1 of each year.

(q) “Offering Period” means the period extending from an Offering Commencement Date through the following Offering Termination Date.

(r) “Offering Termination Date” means the last Business Day in the period ending each June 30 and December 31 immediately following the applicable Offering Commencement Date, or the date of a Change in Control (as defined in the Company’s Amended and Restated Equity Incentive Plan), which occurs in an Offering Period.

(s) “Option Price” means, with respect to a particular Offering Period, an amount equal to 90% of the Fair Market Value per Share determined on the Offering Termination Date, or if such date is not a trading day, then on the next trading day thereafter.

(t) “Participant” means an Employee who meets the requirements for eligibility under Section 3 of the Plan and who has timely delivered an Election Form to the Committee.

(u) “Participating Company” means, as identified on Schedule A, the Company and subsidiaries of the Company, within the meaning of Section 424(f) of the Code, if any, that are approved by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(v) “Payroll Deductions” means amounts withheld from a Participant’s Compensation pursuant to the Plan, as described in Section 5 of the Plan.

(w) “Plan” means the Five Below, Inc. 2012 Employee Stock Purchase Plan, as set forth in this document, and as may be amended from time to time.

(x) “Plan Termination Date” means the earlier of: (1) the Offering Termination Date for the Offering in which the maximum number of Shares specified in Section 4 of the Plan have been issued pursuant to the Plan; (2) the date as of which the Board chooses to terminate the Plan as provided in Section 15 of the Plan; (3) the date of a Change in Control or (4) in the event that the Company’s shareholders do not approve the Plan at the Company’s annual meeting of shareholders that immediately follows the Effective Date, the date of such annual meeting.

(y) “Shares” means shares of common stock of the Company, $0.01 par value per Share.

(z) “Successor-in-Interest” means the Participant’s executor or administrator, or such other person or entity to whom the Participant’s rights under the Plan shall have passed by will or the laws of descent and distribution.

(aa) “Termination Form” means the form acceptable to the Committee which an Employee shall use to withdraw from an Offering pursuant to Section 8 of the Plan.

3.	Eligibility and Participation.

(a) Initial Eligibility. Except as provided in Section 3(b) of the Plan, each individual who is an Employee on an Offering Commencement Date shall be eligible to participate in the Plan with respect to the Offering that commences on that date.

(b) Ineligibility. An Employee shall not be eligible to participate in the Plan if such Employee:

(1)	is a Five Percent Owner;

(2)	has not customarily worked more than 20 hours per week;

(3)	has not customarily worked more than 5 months in any calendar year;

(4)	has been employed with the Company for less than 6 months; or

(5)	is restricted from participating under Section 3(d) of the Plan.

(c) Leave of Absence. An Employee on an Approved Leave of Absence shall be eligible to participate in the Plan, subject to the provisions of Sections 5(d) and 8(d) of the Plan. An Approved Leave of Absence shall be considered active employment for purposes of Sections 3(b)(2) and 3(b)(3) of the Plan.

(d) Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option to participate in the Plan if:

(1)	immediately after the grant, such Employee would be a Five Percent Owner; or

(2)	such option would permit such Employee’s rights to purchase stock under all employee stock purchase plans of the Participating Companies which meet the requirements of Section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to Section 423(b)(8) of the Code) for each calendar year in which such option is outstanding.

(e) Commencement of Participation. An Employee who meets the eligibility requirements of Sections 3(a) and 3(b) of the Plan as of an applicable Enrollment Date and whose participation is not restricted under Section 3(d) of the Plan shall become a Participant by completing an Election Form and filing it with the Committee on or before the applicable Enrollment Date. Payroll Deductions for a Participant shall commence on the applicable Offering Commencement Date when his or her authorization for Payroll Deductions becomes effective, and shall end on the Plan Termination Date, unless sooner terminated by the Participant pursuant to Section 8 of the Plan. Notwithstanding the foregoing sentence, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d) of the Plan, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period; provided, that such Payroll Deductions shall recommence at the rate as provided in such Participant’s Enrollment Form at the beginning of the first Offering Period that is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 8 of the Plan.

4.	Shares Per Offering.

The Plan shall be implemented by a series of Offerings that shall terminate on the Plan Termination Date. Offerings shall be made with respect to Compensation payable for each Offering Period occurring on or after adoption of the Plan by the Board and ending with the Plan Termination Date. Shares available for any Offering shall be the difference between the maximum number of Shares that may be issued under the Plan, as determined pursuant to Section 10(a) of the Plan, for all of the Offerings, less the actual number of Shares purchased by Participants pursuant to prior Offerings. If the total number of Shares for which options are exercised on any Offering Termination Date exceeds the maximum number of Shares available, the Committee shall make a pro rata allocation of Shares available for delivery and distribution in as nearly a uniform manner as practicable, and as it shall determine to be fair and equitable, and the unapplied Account balances shall be returned to Participants as soon as practicable following the Offering Termination Date.

5.	Payroll Deductions.

(a) Amount of Payroll Deductions. An Eligible Employee who wishes to participate in the Plan shall file an Election Form (authorizing payroll deductions) with the Committee prior to the applicable Enrollment Date.

(b) Participants’ Accounts. All Payroll Deductions with respect to a Participant pursuant to Section 5(a) of the Plan shall commence on the first payroll following the Enrollment Date and shall end of the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 8. All Payroll Deductions will be credited to the Participant’s Account under the Plan. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

(c) Changes in Payroll Deductions. A Participant may discontinue his participation in the Plan as provided in Section 8(a) of the Plan, but no other change can be made during an Offering Period, including, but not limited to, changes in the amount of Payroll Deductions for such Offering. A Participant may change the amount of Payroll Deductions for subsequent Offerings by giving written notice of such change to the Committee on or before the applicable Enrollment Date for such Offering Period.

(d) Leave of Absence. A Participant who goes on an Approved Leave of Absence before the Offering Termination Date after having filed an Election Form with respect to such Offering may:

(1)	withdraw the balance credited to his or her Account pursuant to Section 8(b) of the Plan;

(2)	discontinue contributions to the Plan but remain a Participant in the Plan through the earlier of (i) the Offering Termination Date or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non-temporary employment before the close of business on such 90th day;

(3)	remain a Participant in the Plan during such Approved Leave of Absence through the earlier of (i) the Offering Termination Date or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non-temporary employment before the close of business on such 90th day, and continue the authorization for the Participating Company to make Payroll Deductions for each payroll period out of continuing payments to such Participant, if any.

6.	Granting of Options.

On each Offering Termination Date, each Participant shall be deemed to have been granted an option to purchase a minimum of one (1) Share and a maximum number of Shares that shall be a number of whole Shares equal to the quotient obtained by dividing the balance credited to the Participant’s Account as of the Offering Termination Date, by the Option Price. Notwithstanding the foregoing and subject to the limitations described in Section 3(d)(2), on each applicable Offering Termination Date, no Participant may purchase more than the number of Shares obtained by dividing (i) $10,000 by (ii) the Fair Market Value as of the applicable Offering Termination Date. Notwithstanding the foregoing, no participant may purchase more than $10,000 worth of stock in any calendar year, and if a Participant’s contributions exceed this limit, then any such excess contributions will be returned to Participant without interest and will not be used to purchase Shares under the Plan.

7.	Exercise of Options.

(a) Automatic Exercise. With respect to each Offering, a Participant’s option for the purchase of Shares granted pursuant to Section 6 of the Plan shall be deemed to have been exercised automatically on the Offering

Termination Date applicable to such Offering. Notwithstanding the foregoing, upon the occurrence of a Plan Termination Date as described in Section 2(x)(3) or Section 2(x)(4), all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants as soon as administratively practicable following such Plan Termination Date.

(b) Fractional Shares and Minimum Number of Shares. Fractional Shares shall not be issued under the Plan. Amounts credited to an Account remaining after the application of such Account to the exercise of options for a minimum of one (1) full Share shall be credited to the Participant’s Account for the next succeeding Offering, or, at the Participant’s election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

(c) Transferability of Option. No option granted to a Participant pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant’s lifetime other than by the Participant.

(d) Delivery of Certificates for Shares. The Company shall deliver certificates for Shares acquired on the exercise of options during an Offering Period as soon as practicable following the Offering Termination Date.

8.	Withdrawals.

(a) Withdrawal of Account. A Participant may elect to withdraw the balance credited to the Participant’s Account by providing a Termination Form to the Committee at any time before the Offering Termination Date applicable to any Offering.

(b) Amount of Withdrawal. A Participant may withdraw all, but not less than all, of the amounts credited to the Participant’s Account by giving a Termination Form to the Committee. All amounts credited to such Participant’s Account shall be paid as soon as practicable following the Committee’s receipt of the Participant’s Termination Form, and no further Payroll Deductions will be made with respect to the Participant.

(c) Termination of Employment. Upon termination of a Participant’s employment for any reason other than death, including termination due to disability or continuation of a leave of absence beyond 90 days, all amounts credited to such Participant’s Account shall be returned to the Participant. In the event of a Participant’s (1) termination of employment due to death or (2) death after termination of employment but before the Participant’s Account has been returned, all amounts credited to such Participant’s Account shall be returned to the Participant’s Successor-in-Interest.

(d) Leave of Absence. A Participant who is on an Approved Leave of Absence shall, subject to the Participant’s election pursuant to Section 5(d) of the Plan, continue to be a Participant in the Plan until the earlier of (i) the end of the first Offering ending after commencement of such Approved Leave of Absence or (ii) the close of business on the 90th day of such Approved Leave of Absence unless such Employee shall have returned to regular non-temporary employment before the close of business on such 90th day. A Participant who has been on an Approved Leave of Absence for more than 90 days shall not be eligible to participate in any Offering that begins on or after the commencement of such Approved Leave of Absence so long as such leave of absence continues.

9.	Interest.

No interest shall be paid or allowed with respect to amounts paid into the Plan or credited to any Participant’s Account.

10.	Shares.

(a) Maximum Number of Shares. No more than 500,000 Shares may be issued under the Plan. Such Shares shall be authorized but unissued or reacquired Shares of the Company, including Shares purchased on the open market. The number of Shares available for any Offering and all Offerings shall be adjusted if the number of outstanding Shares of the Company is increased or reduced by split-up, reclassification, stock dividend or the like. All Shares issued pursuant to the Plan shall be validly issued, fully paid and nonassessable.

(b) Participant’s Interest in Shares. A Participant shall have no interest in Shares subject to an option until such option has been exercised.

(c) Registration of Shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.

(d) Restrictions on Exercise. The Board may, in its discretion, require as conditions to the exercise of any option such conditions as it may deem necessary to assure that the exercise of options is in compliance with applicable securities laws.

11.	Expenses.

The Participating Companies shall pay all fees and expenses incurred (excluding individual Federal, state, local or other taxes) in connection with the Plan. No charge or deduction for any such expenses will be made to a Participant upon the termination of his or her participation under the Plan or upon the distribution of certificates representing Shares purchased with his or her contributions.

12.	Taxes.

The Participating Companies shall have the right to withhold from each Participant’s Compensation an amount equal to all Federal, state, city or other taxes as the Participating Companies shall determine are required to be withheld by them in connection with the grant, exercise of the option or disposition of Shares. In connection with such withholding, the Participating Companies may make any such arrangements as are consistent with the Plan as it may deem appropriate, including the right to withhold from Compensation paid to a Participant other than in connection with the Plan and the right to withdraw such amount from the amount standing to the credit of the Participant’s Account.

13.	Plan and Contributions Not to Affect Employment.

The Plan shall not confer upon any Eligible Employee any right to continue in the employ of the Participating Companies.

14.	Administration.

The Plan shall be administered by the Board, which may delegate responsibility for such administration to a committee of the Board (the “Committee”). If the Board fails to appoint the Committee, any references in the Plan to the Committee shall be treated as references to the Board. The Board, or the Committee, shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Plan, with or without the advice of counsel. The determinations of the Board or the Committee on the matters referred to in this paragraph shall be conclusive and binding upon all persons in interest.

15.	Amendment and Termination.

The Board may terminate the Plan at any time and may amend the Plan from time to time in any respect; provided, however, that upon any termination of the Plan, all Shares or Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan shall be distributed to the Participants, provided further, that no amendment to the Plan shall affect the right of a Participant to receive his or her proportionate interest in the Shares or his or her Payroll Deductions (to the extent not yet applied to the purchase of Shares) under the Plan, and provided further, that the Company may seek shareholder approval of an amendment to the Plan if such approval is determined to be required by or advisable under the regulations of the Securities or Exchange Commission or the Internal Revenue Service, the rules of any stock exchange or system on which the Shares are listed or other applicable law or regulation.

16.	Effective Date.

The Plan shall be effective on January 1, 2013 (the “Effective Date”), with its initial Offering Period beginning January 1, 2013.

17.	Government and Other Regulations.

(a) In General. The purchase of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies as may be required.

(b) Securities Law. The Committee shall have the power to make each grant under the Plan subject to such conditions as it deems necessary or appropriate to comply with the then-existing requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission.

18.	Non-Alienation.

No Participant shall be permitted to assign, alienate, sell, transfer, pledge or otherwise encumber his interest under the Plan prior to the distribution to him of Share certificates. Any attempt at assignment, alienation, sale, transfer, pledge or other encumbrance shall be void and of no effect.

19.	Notices.

Any notice required or permitted hereunder shall be sufficiently given only if delivered personally, telecopied, or sent by first class mail, postage prepaid, and addressed:

If to the Company:

Five Below, Inc.

1818 Market Street

Suite 1900

Philadelphia, PA 19103

Attention: Employee Stock Purchase Plan Committee

or any other address provided pursuant to written notice.

If to the Participant: At the address on file with the Company from time to time, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

20.	Successors.

The Plan shall be binding upon and inure to the benefit of any successor, successors or assigns of the Company.

21.	Severability.

If any part of this Plan shall be determined to be invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of this Plan which shall continue in full force and effect.

22.	Acceptance.

The election by any Eligible Employee to participate in this Plan constitutes his or her acceptance of the terms of the Plan and his or her agreement to be bound hereby.

23.	Applicable Law.

This Plan shall be construed in accordance with the law of the Commonwealth of Pennsylvania, to the extent not preempted by applicable Federal law.

SCHEDULE A

Participating Companies

Five Below, Inc.

fiVe BELoW

ANNUAL MEETING OF FIVE BELOW, INC.

Date: May 30, 2013

Time: 9:00 A.M. Eastern Daylight Time

Place: Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103

Please make your marks like this: ☒ Use dark black pencil or pen only

Board of Directors Recommends a Vote “FOR” each director nominee listed below in Proposal 1, “FOR” Proposals 2, 3 and 4 and for “3 YEARS” in Proposal 5.

1: Election of two Class I Directors

Nominees For Withhold Directors Recommend

01 Michael F. Devine, III ☐ ☐ For

02 Ronald L. Sargent ☐ ☐ For

For Against Abstain

2: To approve the Five Below, Inc. 2012 Employee Stock Purchase Plan. ☐ ☐ ☐ For

3: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending February 1, 2014. ☐ ☐ ☐ For

4: To approve, on an advisory (non-binding) basis, the Company’s named executive officer compensation. ☐ ☐ ☐ For

1 Year 2 Years 3 Years Abstain

5: To approve, on an advisory (non-binding) basis, the frequency of future advisory votes to approve executive compensation. ☐ ☐ ☐ ☐ 3 Years

NOTE: This proxy delegates discretionary authority with respect to any other business as may properly come before the meeting or any adjournments or postponements thereof.

To attend the meeting and vote your shares in person, please mark this box. ☐

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here Please Date Above

Please Sign Here Please Date Above

Please sign exactly as your name(s) appear(s) hereon. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations and partnerships should provide full name of corporation or partnership, as applicable, and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

fiVe BELoW

Annual Meeting of Five Below, Inc. to be held on Thursday, May 30, 2013 for Holders as of April 5, 2013

This proxy is being solicited on behalf of the Board of Directors

INTERNET VOTED BY: TELEPHONE Call 866-702-2543

Go To www.proxypush.com/FIVE

• Cast your vote online.

• View Meeting Documents.

OR

• Use any touch-tone telephone.

• Have your Proxy Card/Voting Instruction Form ready.

• Follow the simple recorded instructions.

MAIL

OR

• Mark, sign and date your Proxy Card/Voting Instruction Form.

• Detach your Proxy Card/Voting Instruction Form.

• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby revoking any proxy previously given, hereby appoints Thomas G. Vellios and Kenneth R. Bull (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, the shares of common stock of Five Below, Inc., a Pennsylvania corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103, on Thursday, May 30, 2013 at 9:00 A.M. (EDT) and all adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IN THEIR DISCRETION, THE NAMED PROXIES WILL BE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

All votes must be received by 5:00 P.M., Eastern Daylight Time, May 29, 2013

PROXY TABULATOR FOR FIVE BELOW, INC. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT #

Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — Five Below, Inc.

Annual Meeting of Shareholders

May 30, 2013, 9:00 A.M. Eastern Daylight Time

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby revoking any proxy previously given, hereby appoints Thomas G. Vellios and Kenneth R. Bull (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, the shares of common stock of Five Below, Inc., a Pennsylvania corporation (“the Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Pepper Hamilton LLP, 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania 19103, on Thursday, May 30, 2013 at 9:00 A.M. (EDT) and all adjournments or postponements thereof.

The purpose of the Annual Meeting is to take action on the following:

1. Proposal 1: To elect two Class I directors to hold office until the 2016 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2. Proposal 2: To approve the Five Below, Inc. 2012 Employee Stock Purchase Plan;

3. Proposal 3: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending February 1, 2014;

4. Proposal 4: To hold an advisory (non-binding) vote to approve the Company’s named executive officer compensation;

5. Proposal 5: To hold an advisory (non-binding) vote on the frequency of future advisory votes to approve executive compensation; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company recommends a vote “FOR” each director nominee listed in Proposal 1, “FOR” Proposals 2, 3 and 4, and for

“3 YEARS” in Proposal 5.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Named Proxies cannot vote your shares unless you sign, date and return this card.